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                                                                     Exhibit 4.2

                                                                  EXECUTION COPY

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                           QUICKSILVER RESOURCES INC.

                                   $70,000,000

               Senior Subordinated Second Lien Mortgage Notes due
                                December 31, 2006

                                   ----------

                             NOTE PURCHASE AGREEMENT

                                   ----------

                               Dated June 27, 2003

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                                TABLE OF CONTENTS

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                                   ARTICLE I.
                      AUTHORIZATION OF NOTES; CALCULATIONS

Section 1.1.     Authorization of Notes.................................................      1
Section 1.2.     Calculations and Determinations........................................      1

                                   ARTICLE II.
                           SALE AND PURCHASE OF NOTES

Section 2.1.     Sale and Purchase of Notes.............................................      1

                                  ARTICLE III.
                                     CLOSING

Section 3.1.     Closing................................................................      2

                                   ARTICLE IV.
                              CONDITIONS TO CLOSING

Section 4.1.     Documents to be Delivered..............................................      2
Section 4.2.     General Conditions Precedent...........................................      4

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 5.1.     Company's Representations and Warranties...............................      6

                                   ARTICLE VI.
                        REPRESENTATIONS OF THE PURCHASERS

Section 6.1.     Purchase for Investment................................................     17
Section 6.2.     Source of Funds........................................................     17

                                  ARTICLE VII.
       PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; OFFERS TO PURCHASE

Section 7.1.     Interest...............................................................     18
Section 7.2.     Regular Interest Payments..............................................     19
Section 7.3.     No Make-Whole Amount for Floating Rate Notes...........................     19
Section 7.4.     Principal Repayment at Maturity........................................     19
Section 7.5.     Optional Prepayments...................................................     19
Section 7.6.     Allocation of Partial Prepayments......................................     20
Section 7.7.     Maturity; Surrender, Etc...............................................     20
Section 7.8.     Purchase of Notes......................................................     20
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
Section 7.9.     Make-Whole Amount......................................................     20
Section 7.10.    Offer to Prepay Notes in the Event of a Change of Control..............     22
Section 7.11.    Payments...............................................................     23
Section 7.12.    Increased Costs........................................................     23
Section 7.13.    Break Funding Payments.................................................     23
Section 7.14.    Illegality.............................................................     24

                                  ARTICLE VIII.
                              AFFIRMATIVE COVENANTS

Section 8.1.     Affirmative Covenants..................................................     24
Section 8.2.     Collateral Security; Credit Support....................................     34
Section 8.3.     Title Information......................................................     36
Section 8.4.     Further Assurances.....................................................     37
Section 8.5.     Production Proceeds....................................................     37

                                   ARTICLE IX.
                               NEGATIVE COVENANTS

Section 9.1.     Negative Covenants.....................................................     38
Section 9.2.     Termination of Section 29 Documents....................................     46

                                   ARTICLE X.
                                EVENTS OF DEFAULT

Section 10.1.    Events of Default......................................................     46
Section 10.2.    Acceleration...........................................................     48
Section 10.3.    Remedies...............................................................     49
Section 10.4.    Rescission.............................................................     49

                                   ARTICLE XI.
                 REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES;
                        RESTRICTIONS ON TRANSFER OF NOTES

Section 11.1.    Registration of Notes..................................................     50
Section 11.2.    Transfer and Exchange of Notes.........................................     50
Section 11.3.    Replacement of Notes...................................................     50

                                  ARTICLE XII.
                                COLLATERAL AGENT

Section 12.1.    Appointment and Authority..............................................     51
Section 12.2.    Exculpation, Collateral Agent's Reliance, Etc..........................     51
Section 12.3.    Credit Decisions.......................................................     52
Section 12.4.    Rights as Purchaser....................................................     52
Section 12.5.    Sharing of Set-Offs, Collections, and Payments.........................     53
Section 12.6.    Investments............................................................     54
Section 12.7.    Benefit of Article XII.................................................     54
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
Section 12.8.    Resignation............................................................     54

                                  ARTICLE XIII.
                                PAYMENTS ON NOTES

Section 13.1.    Place of Payment.......................................................     55
Section 13.2.    Home Office Payment....................................................     55

                                  ARTICLE XIV.
                            EXPENSES, INDEMNITY, ETC.

Section 14.1.    Transaction Expenses...................................................     55
Section 14.2.    INDEMNITY..............................................................     56
Section 14.3.    Payment of Expenses and Indemnity......................................     58

                                   ARTICLE XV.
                              AMENDMENT AND WAIVER

Section 15.1.    Amendment and Waiver...................................................     58
Section 15.2.    Binding Effect; Etc....................................................     59
Section 15.3.    Solicitation of Holders of Notes.......................................     59
Section 15.4.    Notes Held by Company..................................................     60

                                  ARTICLE XVI.
                           SUBORDINATION OF THE NOTES

Section 16.1.    Subordination of Obligations...........................................     60
Section 16.2.    Payment Default or Acceleration........................................     60
Section 16.3.    Non-Payment Default....................................................     60
Section 16.4.    Standstill.............................................................     61
Section 16.5.    Insolvency; Bankruptcy; Etc............................................     61
Section 16.6.    No Impairment..........................................................     62
Section 16.7.    Rights of Creditors; Subrogation.......................................     62
Section 16.8.    Payments on Senior Indebtedness........................................     63
Section 16.9.    Notice of Acceleration, Enforcement Action.............................     63
Section 16.10.   Reinstatement..........................................................     64
Section 16.11.   Rights of Holders of Senior Indebtedness...............................     64
Section 16.12.   Amendments.............................................................     64
Section 16.13.   Identity of Noteholders for Notice Purposes............................     65
Section 16.14.   Liens..................................................................     65
Section 16.15.   Legend.................................................................     65
Section 16.16.   Successors and Assigns.................................................     66

                                  ARTICLE XVII.
                                  MISCELLANEOUS

Section 17.1.    Notices................................................................     66
Section 17.2.    Acknowledgments and Admissions.........................................     67
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
Section 17.3.    Survival...............................................................     67
Section 17.4.    Revival; Reinstatement.................................................     68
Section 17.5.    Entire Agreement.......................................................     68
Section 17.6.    Parties in Interest....................................................     68
Section 17.7.    Governing Law; Jurisdiction; Consent to Service of Process.............     68
Section 17.8.    Limitation on Interest.................................................     70
Section 17.9.    Termination............................................................     70
Section 17.10.   Reproduction of Documents..............................................     70
Section 17.11.   Confidentiality........................................................     71
Section 17.12.   Rules of Construction; Etc.............................................     72
Section 17.13.   Severability...........................................................     72
Section 17.14.   Counterparts...........................................................     73

SCHEDULES

Schedule A       Information Relating to Purchasers
Schedule B       Defined Terms
Schedule C       Disclosure Schedule
Schedule D       Security Schedule
Schedule E       Insurance Schedule

EXHIBITS

Exhibit 1        Form of Fixed Rate Note
Exhibit 2        Form of Floating Rate Note
Exhibit 3        Form of Opinion of Counsel for the Collateral Agent and the Purchasers
Exhibit 4        Form of Funds Delivery Instruction Letter
Exhibit 5        Form of Compliance Certificate
Exhibit 6        Form of Guaranty Agreement
Exhibit 7        Form of Pledge Agreement
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                                       iv

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                             NOTE PURCHASE AGREEMENT

     This Note Purchase Agreement (this "Agreement") is made as of June 27, 2003, by Quicksilver Resources Inc., a Delaware corporation (the "Company"), BNP Paribas, as the Collateral Agent for the Purchasers, and each other party hereto that is listed as a Purchaser on Schedule A hereto, all of whom hereby agree as follows:

                                   ARTICLE I.
                      AUTHORIZATION OF NOTES; CALCULATIONS

     Section 1.1. Authorization of Notes. The Company has authorized the issuance and sale of $70,000,000 aggregate principal amount of its Senior Subordinated Second Lien Mortgage Notes due December 31, 2006, which shall be comprised of (a) the Company's Fixed Rate Senior Subordinated Second Lien Mortgage Notes that shall bear interest at a rate per annum equal to 7.50% (the "Fixed Rate Notes") and (b) the Company's Floating Rate Senior Subordinated Second Lien Mortgage Notes that shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin (the "Floating Rate Notes") (each of the Fixed Rate Notes and the Floating Rate Notes being a "Note", and collectively, the "Notes", such term to include any such notes issued in substitution therefor pursuant to this Agreement). The Fixed Rate Notes shall be substantially in the form set out in Exhibit 1 hereto, and the Floating Rate Notes shall be substantially in the form set out in Exhibit 2 hereto, in each case, with such changes therefrom, if any, as may be approved by all of the Purchasers and the Company. Certain capitalized terms and other references used in this Agreement are defined in Schedule B hereto.

     Section 1.2. Calculations and Determinations. All calculations under the Transaction Documents of interest shall be made on the basis of a 360-day year of twelve 30-day months. Each determination by any Purchaser of amounts to be paid hereunder or any other matters which are to be determined hereunder by such Purchaser shall, in the absence of manifest error, be conclusive and binding. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Collateral Agent or the Purchasers hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Initial Financial Statements except for changes in which Company's independent certified public accountants concur and which are disclosed to the Collateral Agent and the Purchasers on the next date on which financial statements are required to be delivered to the Purchasers pursuant to
Section 8.1(b); provided that, unless the Company and the Majority Purchasers shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods.

                                  ARTICLE II.
                           SALE AND PURCHASE OF NOTES

     Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase

                                       1

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from the Company, at the Closing provided for in Section 3.1, Fixed Rate Notes or Floating Rate Notes or both, as specified opposite such Purchaser's name in Schedule A, in the principal amount specified opposite such Purchaser's name in Schedule A at a purchase price of 100% of the principal amount thereof. Any Purchaser shall have the right to substitute any one of such Purchaser's Affiliates as the purchaser of the Notes that such Purchaser has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in
Section 6.1 and Section 6.2. In the event of any such substitution, such Affiliate shall be deemed to be a "Purchaser" hereunder.

                                  ARTICLE III.
                                     CLOSING

     Section 3.1. Closing. The sale and purchase of the Notes shall occur at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 3300, Houston, Texas 77002, at 10:00 a.m., central standard time, at a closing (the "Closing") on June 27, 2003 or at such other time and place on or prior to June 27, 2003 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser dated the date of the Closing and registered in such Purchaser's name (or in the name of such Purchaser's nominee), against delivery by the Purchasers to the Company or its order of immediately available funds in the aggregate amount of the purchase prices therefor by wire transfer of immediately available funds for the account of the Company in accordance with the written instructions of the Company in substantially the form of Exhibit 4. If at the Closing the Company shall fail to tender such Notes to the Purchasers as provided above in this
Section 3.1, or if any of the conditions specified in ARTICLE IV shall not have been fulfilled to the Purchasers' satisfaction, the Purchasers shall, at the election of each, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchasers may have by reason of such failure or such nonfulfillment.

                                  ARTICLE IV.
                              CONDITIONS TO CLOSING

     Section 4.1. Documents to be Delivered. No Purchaser shall have any obligation to purchase the Notes unless the Purchasers shall have received all of the following, at the Closing or at such other place as may be designated by the Purchasers, duly executed and delivered and in form, substance and date satisfactory to the Purchasers:

          (a) Duly executed Notes payable to the order of each Purchaser in a principal amount equal to the principal amount specified opposite such Purchaser's name in Schedule A, dated the date of the Closing.

          (b) Duly executed counterparts (in such number as may be requested by the Collateral Agent) of this Agreement signed on behalf of each party hereto.

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          (c) Duly executed counterparts (in such number as may be requested by the Collateral Agent) of the Mortgages and each other Security Document listed in the Security Schedule.

          (d) An "Omnibus Certificate" of the Secretary and of a Responsible Officer of the Company and each Guarantor, which shall contain the names and signatures of the officers of the Company or such Guarantor authorized to execute the Transaction Documents to which it is a party and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (i) a copy of resolutions duly adopted by the board of directors of the Company or such Guarantor and in full force and effect at the time this Agreement is entered into, authorizing the execution and delivery of each Transaction Document to which it is a party and the consummation of the transactions contemplated thereby, (ii) a copy of the articles of incorporation of the Company or such Guarantor and all amendments thereto, certified by the appropriate official of the Company's or such Guarantor's state of organization, and (iii) a copy of the bylaws of the Company or such Guarantor.

          (e) A certificate (or certificates) of the due formation, valid existence and good standing of the Company and each Guarantor in its state of organization, issued by the appropriate authorities of such jurisdiction.

          (f) Certificates of the Company's and each Guarantor's good standing and due qualification to do business, issued by appropriate officials in any states in which the Company or such Guarantor owns Property subject to the Security Documents.

          (g) A compliance certificate which shall be substantially in the form of Exhibit 5, duly and properly executed by a Responsible Officer and dated the date of Closing.

          (h) A favorable opinion of Cantey & Hanger, L.L.P., counsel for the Company, dated as of the date of the Closing, in form and substance reasonably satisfactory to the Collateral Agent and the Purchasers.

          (i) An opinion of Loomis, Ewert, Parsley, Davis & Gotting P.C., special Michigan counsel for the Company, dated as of the date of the Closing, favorably opining as to the enforceability of the Mortgages in Michigan and otherwise in form and substance reasonably satisfactory to the Collateral Agent and the Purchasers.

          (j) An opinion of Holland & Hart LLP, special Wyoming counsel for the Company, dated as of the date of the Closing, favorably opining as to the enforceability of the Mortgages in Wyoming and otherwise in form and substance reasonably satisfactory to the Collateral Agent and the Purchasers.

          (k) An opinion of Crowley, Haughey, Hanson, Toole & Dietrich P.L.L.P., special Montana counsel for the Company, dated as of the date of the Closing, favorably opining as to the enforceability of the Mortgages in Montana and otherwise in form and substance reasonably satisfactory to the Collateral Agent and the Purchasers.

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          (l) An opinion of McCarthy Tetrault, special Canadian counsel for the
Company, dated as of the date of the Closing, in form and substance reasonably satisfactory to the Collateral Agent and the Purchasers.

          (m) An opinion of Vinson & Elkins L.L.P., special counsel for the Collateral Agent and the Purchasers, substantially in the form of Exhibit 3.

          (n) Certificates from the Company's insurance broker setting forth the insurance maintained by the Company and each Guarantor, stating that such insurance is in full force and effect, and that all premiums due have been paid.

          (o) UCC or Canadian equivalent search certificates reflecting no prior Liens (other than those being assigned or released on or prior to the date of the Closing or Permitted Liens) encumbering the Properties of the Company and its Wholly-Owned Subsidiaries for each jurisdiction requested by the Collateral Agent and the Purchasers.

          (p) True and complete copies of the Bank Documents and any amendments to any such documents and any other documents related to the repurchase or repayment of the Senior Mortgage Notes as may be required by the Collateral Agent or the Purchasers as a condition precedent to the effectiveness of this Agreement, in effect at the date of the Closing.

          (q) The Initial Engineering Reports.

          (r) A certificate of a Responsible Officer of the Company dated the date of the Closing certifying that: (i) the Company has irrevocably called the Senior Mortgage Notes for Redemption on the date of the Closing in accordance with the terms and conditions of the Senior Mortgage Note Purchase Agreement and attached thereto are true and complete copies of such call notices and (ii) the Company has made arrangements to irrevocably pay to the holders of the Senior Mortgage Notes on the date of Closing, a sum of cash sufficient to Redeem in full the Senior Mortgage Notes.

          (s) Evidence satisfactory to the Collateral Agent that all Liens associated with the Senior Mortgage Notes have been or are being released or terminated contemporaneously with the Redemption of the Senior Mortgage Notes; and releases of Liens associated with the Senior Mortgage Notes.

          (t) Written instructions from the Company in the form of Exhibit 4.

          (u) A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

          (v) Such other documents as the Collateral Agent, any Purchaser or special counsel to the Collateral Agent may reasonably request.

     Section 4.2. General Conditions Precedent. No Purchaser shall have any obligation to purchase the Notes unless the following conditions precedent are satisfied at the time of the Closing:

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

          (a) All representations and warranties made by the Company or any Subsidiary of the Company in any Transaction Document shall be true and correct when made and at the time of Closing.

          (b) The Company and its Subsidiaries shall have performed and complied with all agreements and conditions required in the Transaction Documents to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.1(u)), no Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since December 31, 2002 that would have been prohibited hereunder.

          (c) After giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.1(u)), no default (howsoever described and whether or not waived by any Person) shall have occurred and be continuing, under the Bank Credit Agreement or any other Bank Document.

          (d) Since the date of the Initial Financial Statements (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect and (ii) the business of the Company and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices.

          (e) The Collateral Agent shall be satisfied that the Security Documents create second-priority, perfected Liens (i) (subject only to Permitted Liens identified in clauses (a) to (d) and (g) of the definition thereof, but subject to the provisos at the end of such definition) on all Oil and Gas Properties of the Company and its Subsidiaries then securing the Bank Credit Agreement, but in no event on less than 80% of the total value of the Proved Reserves of the Oil and Gas Properties evaluated in the Initial Engineering Reports and (ii) (subject to Permitted Liens) on all other Property of the Company and its Subsidiaries then securing the Bank Credit Agreement.

          (f) The Collateral Agent and the Purchasers shall be satisfied that the Company has irrevocably called the Senior Mortgage Notes for Redemption on the date of the Closing in accordance with the terms and conditions of the Senior Mortgage Note Purchase Agreement and the Company has made arrangements to irrevocably pay to the holders of the Senior Mortgage Notes on the date of Closing, a sum of cash, which shall include a portion of the proceeds of the Notes, sufficient to Redeem in full the Senior Mortgage Notes.

          (g) The Collateral Agent shall be satisfied that arrangements satisfactory to the Collateral Agent have been made for the recording and filing of releases of Liens associated with the Senior Mortgage Notes.

          (h) The Collateral Agent and the Purchasers shall have received all documents and instruments which the Collateral Agent or any Purchaser has then requested (including opinions of legal counsel for the Company and its Subsidiaries and the Purchasers; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of the Company and its Subsidiaries) as to the accuracy and validity of or compliance with all representations, warranties and covenants made by the Company or its Subsidiaries in this Agreement and the other Transaction Documents, the satisfaction of all conditions contained herein or therein, and all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to the Collateral Agent and any requesting Purchaser in form, substance and date.

          (i) On the date of Closing (i) each Purchaser's purchase of Notes shall (A) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions such as Section 1405(a)(8) of the New York Insurance Law permitting limited investments by insurance companies without restriction as to the character of the particular investment, (B) not violate any applicable law or regulation (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (C) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof; and (ii) no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to, enjoin, prohibit or restrain, the making or repayment of any Note, or the consummation of the transactions contemplated by this Agreement or any other Transaction Document. If requested by a Purchaser, such Purchaser shall have received a certificate of the chief financial officer of the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted or whether any litigation is pending or threatened.

          (j) The Company shall have paid on or before the time of Closing, in immediately available funds, all fees and other amounts due and payable to the Collateral Agent on or prior to the date of Closing.

          (k) Without limiting the provisions of Section 14.1, the Company shall have paid on or before the time of Closing, the reasonable fees, charges and disbursements of Vinson & Elkins L.L.P. for which invoices have been presented.

          (l) The Bank Credit Agreement and each other Bank Document, and any amendments to any of the foregoing as may be required by the Collateral Agent or the Purchasers as a condition precedent to the effectiveness of this Agreement, shall be in form, substance and date satisfactory to the Collateral Agent and the Purchasers.

                                   ARTICLE V.
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 5.1. Company's Representations and Warranties. To confirm the Purchasers' understanding concerning the Company, its Subsidiaries, and their respective business, Properties and obligations and to induce each Purchaser to enter into this Agreement and purchase its Notes, the Company represents and warrants to each Purchaser and to the Collateral Agent that:

          (a) Compliance with Laws and Agreements; No Default.

               (i) Neither the Company nor any Subsidiary of the Company is in default in the performance of any of its covenants and agreements contained herein or in any other Transaction Document or in any of the Bank Documents. All representations and warranties made by the Company in any other Transaction Document or in any Bank Document are true and correct as of the date hereof.

               (ii) Each of the Company and each Subsidiary is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (iii) Neither the Company nor any Subsidiary is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default or would require the Company or a Subsidiary to Redeem or make any offer to Redeem under any indenture, note, credit agreement or instrument pursuant to which any Material Indebtedness is outstanding or by which the Company or any Subsidiary or any of their Properties is bound.

               (iv) No Default has occurred and is continuing.

          (b) Organization; Powers; Good Standing. The Company and each of its Subsidiaries (i) is duly organized, validly existing and in good standing (if applicable) under the laws of its state of organization and (ii) has the power and authority to (A) own or hold under lease the Properties it purports to own or hold under lease, (B) transact the business it transacts and proposes to transact and (C) execute and deliver this Agreement, the Notes and each other Transaction Document to which it is a party and to perform the provisions hereof and thereof. The Company and each of its Subsidiaries is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States and Canada wherein Collateral is located except where the failure to have such qualification could not reasonably be expected to have a Material Adverse Effect.

          (c) Authorization; Enforceability. The Company and each of its Subsidiaries has duly taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. The Company is duly authorized to issue and sell the Notes. This Agreement is, and the other Transaction Documents when duly executed and delivered will be, legal, valid and binding obligations of the Company and each of its Subsidiaries to the extent a party thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights.

          (d) Compliance with Laws; Other Agreements; Etc. The execution and delivery by the Company and each of its Subsidiaries of the Transaction Documents to which each is a party, the performance by each of its obligations under such Transaction Documents, the consummation of the transactions contemplated by the Transaction Documents, the borrowing of Notes, the use of the proceeds thereof, and the guarantees and the provision of Collateral, do not and will not (i) contravene, result in any breach of, or constitute a default under, or give rise to a right thereunder to require any payment to be made by the Company or any Subsidiary, or result in the creation of any Lien not permitted hereunder in respect of any Property of the Company or any Subsidiary under any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective Properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

          (e) Governmental Authorizations. No consent or approval of, registration or notice to or filing or declaration with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Company or any other Person), is required in connection with the execution, delivery or performance by the Company or any Subsidiary of any Transaction Document to which it is a party, nor is any such consent, approval, registration, filing, declaration or other action necessary for the validity or enforceability of any Transaction Document or the consummation of the transactions contemplated thereby, except such as have been obtained or made and are in full force and effect other than (A) the recording and filing of the Security Documents as required by this Agreement and (B) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not reasonably be expected to have a Material Adverse Effect.

          (f) Litigation: Observance of Statutes and Orders: Insurance.

               (i) Except as disclosed in the Disclosure Schedule, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company or any Property of the Company or any such Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that (A) if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (B) involve any Transaction Document, any Bank Document or the transactions contemplated thereby.

               (ii) Neither the Company nor any Subsidiary of the Company is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (iii) The Company and its Subsidiaries presently maintain all insurance policies described in the Insurance Schedule.

               (iv) Since the date of this Agreement, there has been no change in the status of the matters disclosed in this Section 5.1(f) that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          (g) Initial Financial Statements. The Initial Financial Statements fairly present the Company's Consolidated financial position at the date thereof and the results of the Company's Consolidated operations and the Company's Consolidated cash flows for the period thereof in accordance with GAAP. Since the date of the Initial Financial Statements, (i) there has been no event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect, except as reflected in the Disclosure Schedule and
(ii) the business of the Company and its Subsidiaries has been conducted only in the ordinary course consistent with past business practices. All Initial Financial Statements were prepared in accordance with GAAP.

          (h) Other Debt, Obligations and Restrictions. The Company and its Subsidiaries do not have any outstanding Debt (including Disqualified Capital Stock) or other material Liabilities of any kind (including obligations under farm-in agreements, other obligations to make capital expenditures, contingent obligations or liabilities, off-balance sheet liabilities or partnerships, tax assessments or liabilities, and unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments) which are, in the aggregate, material to the Company and not disclosed in the Disclosure Schedule, in the Initial Financial Statements, or in the information hereafter from time to time delivered to the Purchasers or the Collateral Agent pursuant to this Agreement. Except as disclosed in the Disclosure Schedule, the Company and its Subsidiaries are not subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could reasonably be expected to have a Material Adverse Effect.

          (i) Restriction on Liens and Dividends; Future Liens. Neither the Company nor any of the Subsidiaries is a party to any contract, agreement or understanding (other than this Agreement, the Security Documents or Capital Leases otherwise permitted hereunder), or subject to any order, judgment, writ or decree, which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent and the Purchasers or restricts any Subsidiary from paying dividends or making distributions to the Company or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith. Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien other than Permitted Liens.

          (j) Full Disclosure. The Company has disclosed to the Collateral Agent and the Purchasers all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Company has delivered, or caused the delivery of, to the Purchasers a copy of its annual report on form 10-K for the fiscal year 2002 (the "Company's 10-K"). Except as disclosed in the Disclosure Schedule, this Agreement, or the Company's 10-K, neither the Company's 10-K, nor the Disclosure Schedule, nor any Transaction Document, certificate, written statement or other information delivered herewith or heretofore by the Company or any of its Subsidiaries to any Purchaser or to the Collateral Agent in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact (other than industry-wide risks normally associated with the types of businesses conducted by the Company and its Subsidiaries) necessary to make the statements contained herein or therein (taken as a whole) not misleading as of the date made or deemed made. There is no fact (other than industry-wide risks normally associated with the types of businesses conducted by the Company and its Subsidiaries) that has not been disclosed to each Purchaser in writing which could reasonably be expected to have a Material Adverse Effect. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that the Company does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. The Company has heretofore delivered to the Purchasers true, correct and complete copies of the Initial Financial Statements and the Initial Engineering Report.

          (k) Environmental Laws. The Company and its Subsidiaries have no Liability under any Environmental Laws, or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials, which has resulted in, or which could reasonably by expected to have, a Material Adverse Effect. Except for exceptions to the following which could not reasonably be expected to have a Material Adverse Effect: (i) the Company and its Subsidiaries are conducting their businesses in material compliance with all applicable federal, state or local laws, including Environmental Laws, (ii) each has substantially complied and is in substantial compliance with all licenses and permits required under Environmental Laws, (iii) all notices, permits, licenses, exemptions, approvals or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Company and each Subsidiary, including, without limitation, past or present treatment, storage, disposal or release of a hazardous substance, oil and gas waste or solid waste into the environment, have been duly obtained or filed, and the Company and each Subsidiary are in compliance in all material respects with the terms and conditions of all such notices, permits, licenses and similar authorizations; (iv) none of the operations or Properties of the Company or any of its Subsidiaries is the subject of any federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (v) the Company has taken all steps reasonably necessary to determine and has determined that no oil, hazardous substances, solid waste or oil and gas waste, have been disposed of or otherwise released and there has been no threatened release of any oil, hazardous substances, solid waste or oil and gas waste on or to any Property of the Company or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment; (vi) all hazardous substances, solid waste and oil and gas waste, if any, generated at any and all Property of the Company or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the knowledge of the Company, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws; (vii) neither the Company nor any of its Subsidiaries has filed any notice under any federal, state or local law indicating that any of them is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any material amount of Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any Property of the Company or any of its Subsidiaries; (viii) to the extent applicable, all Property of the Company and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA, and the Company does not have any reason to believe that such Property, to the extent subject to the OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and (ix) neither the Company nor any of its Subsidiaries (to the best of the Company's knowledge after reasonable investigation) has transported or arranged for the transportation of any Hazardous Material to any location which is (1) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (2) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise).

          (l) Organization and Ownership of Shares of Subsidiaries; Jurisdiction of Organization.

               (i) The Disclosure Schedule contains a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary of the Company. Unless otherwise indicated, each such Subsidiary on such schedule is a Wholly-Owned Subsidiary. The Company has no other Subsidiaries. The Company has no Foreign Subsidiaries other than Permitted Foreign Subsidiaries.

               (ii) All of the outstanding Equity Interests of each Subsidiary shown in the Disclosure Schedule as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary of the Company free and clear of any Lien, other than Liens described in subsection (c) of the definition of Permitted Liens.

               (iii) The Company's jurisdiction of organization is Delaware; the name of the Company as listed in the public records of Delaware is Quicksilver Resources Inc.; and the organizational identification number of the Company in its jurisdiction of organization is 2825962 (or, in each case, as set forth in a notice hereafter from time to time delivered to the Collateral Agent and the Purchasers pursuant to this Agreement). Each Subsidiary's jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated in the Disclosure Schedule (or as set forth in a notice hereafter from time to time delivered to the Collateral Agent and the Purchasers pursuant to this Agreement). Neither the Company nor any of its Subsidiaries (nor any of their predecessor companies) has, during the preceding five years, been known by, or used any other corporate, trade, or fictitious name except as listed on the Disclosure Schedule. Except as otherwise disclosed in the Disclosure Schedule or in the information hereafter from time to time delivered to the Collateral Agent and the Purchasers pursuant to this Agreement: (A) the chief executive office and principal place of business of the Company and each of its Subsidiaries are and heretofore have always been located in Texas or Michigan or the Province of Alberta, Canada, and (B) neither the Company nor any of its Subsidiaries has any other office or place of business.

          (m) Taxes. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed all tax returns and reports that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes and other governmental charges are, in the reasonable opinion of the Company, adequate. No tax Lien has been filed and, to the knowledge of the Company, no claim is being asserted with respect to any such tax or other such governmental charge.

          (n) Properties; Titles; Etc.

               (i) Each of the Company and the Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Engineering Report and good title to all its personal Properties, in each case, free and clear of all Liens except Permitted Liens. After giving full effect to the Permitted Liens, the Company or the Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Engineering Report, and the ownership of such Properties shall not in any material respect obligate the Company or such Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Engineering Report that is not offset by a corresponding proportionate increase in the Company's or such Subsidiary's net revenue interest in such Property.

               (ii) All material leases and agreements necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.

               (iii) The rights and Properties presently owned, leased or licensed by the Company and the Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Company and the Subsidiaries to conduct their business in all material respects in the same manner as its business has been conducted prior to the date hereof.

               (iv) All of the Properties of the Company and the Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards.

               (v) The Company and each Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Company and such Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

          (o) Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Government Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (i) no Oil and Gas Property is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (ii) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) is deviated from the vertical more than the maximum permitted by Government Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Company or any of its Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Company or any of its Subsidiaries, in a manner consistent with the Company's or its Subsidiaries' past practices (other than those the failure of which to maintain in accordance with this Section 5.1(o) could not reasonably be expect to have a Material Adverse Effect).

          (p) Gas Imbalances; Prepayments. On a net basis there are no gas imbalances, take or pay or other prepayments which would require the Company or any of its Subsidiaries to deliver Hydrocarbons produced from the Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding one-half bcf of gas (on an mcf equivalent basis) in the aggregate.

          (q) Marketing of Production. The Company's principal long-term production sales agreements are described on the Disclosure Schedule. Except for contracts listed and in effect on the date hereof on the Disclosure Schedule, and thereafter either disclosed in writing to the Collateral Agent and the Purchasers or included in the most recently delivered Engineering Report (with respect to all of which contracts the Company represents that it or its Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property's delivery capacity), no material agreements exist which are not cancelable on 60 days notice or less without penalty or detriment for the sale of production from the Company's or its Subsidiaries' Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (i) pertain to the sale of production at a fixed price and (ii) have a maturity or expiry date of longer than six (6) months from the date hereof.

          (r) Insurance. The Company has, and has caused all its Subsidiaries to have, (i) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (ii) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Company and its Subsidiaries.

          (s) Compliance with ERISA.

               (i) Neither the Company nor any of its Subsidiaries presently maintain any Plan, or is liable with respect to any Plan, other than (1) the Quicksilver Resources Inc. 401(k) Plan, (2) the Quicksilver Resources Inc. Fortis Benefits Life Insurance Plan, (3) the Quicksilver Resources Inc. Fortis Benefits Health Insurance Plan, (4) the Quicksilver Resources Inc. Blue Cross Blue Shield of Michigan Health Insurance Plan, and (5) the Quicksilver Resources Inc. American Medical Security Dental Plan.

               (ii) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, Properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate material.

               (iii) The Company and its ERISA Affiliates do not maintain (and in the past five (5) years have not maintained) any Plan subject to Title IV of ERISA or Section 412 of the Code. The Company and its ERISA Affiliates have made all contributions to, and paid all benefits with respect to, all Plans, to the extent they are or were required to do so. To the extent that the Company and its Subsidiaries have any accrued liabilities with respect to any Plans, such liabilities are properly reported on the Company's Consolidated balance sheet.

               (iv) The Company and its ERISA Affiliates do not maintain and have never participated in or been required to make contributions to any Multiemployer Plan, and the Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are material.

               (v) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code and based on reasonable assumptions in light of actual circumstances) of the Company and its Subsidiaries is not material.

               (vi) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(l)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.1(s)(vi) is made in reliance upon and subject to the accuracy of each Purchaser's representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

          (t) Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 65 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

          (u) Use of Proceeds; Margin Regulations. The proceeds of the Notes shall be used, in part, to repay the Senior Mortgage Notes. The Company and its Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of the Notes will be used for any purpose which violates the provisions of Regulations T, U or X of the Board. In no event shall the proceeds of the sale of the Notes be used directly or indirectly by any of the Company or its Subsidiaries for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined respectively in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock, or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company or any of its Subsidiaries in a violation of Regulation X of said Board or to involve any broker or dealer in a violation of Regulation T of said Board. Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.

          (v) Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          (w) Status under Certain Statutes.

               (i) Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.

               (ii) Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

               (iii) Neither the Company nor any Subsidiary of the Company is subject to regulation under the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

          (x) Hedging Contracts. The Disclosure Schedule, as of the date hereof, and after the date hereof, each report required to be delivered by the Company pursuant to Section 8.1(b)(vi), sets forth, a true and complete list of all Hedging Contracts of the Company and each Subsidiary as of the most recently ended Fiscal Quarter, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.

          (y) Solvency. After giving effect to the transactions contemplated hereby, (i) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Company and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Company and the Guarantors on a consolidated basis, as the Debt becomes absolute and matures, (ii) each of the Company and the Guarantors will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Company and the Guarantors and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (iii) each of the Company and the Guarantors will not have

(and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

          (z) Rule 144A. The Notes are not of the same class as securities of the Company listed on a national securities exchange, registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system.

          (aa) Delivery of Bank Credit Agreement. The Company has delivered to each Purchaser and the Collateral Agent a true, correct and complete copy of the Bank Credit Agreement, including all amendments and waivers of any provision thereof.

     Each delivery of the financial statements required to be delivered by the Company pursuant to Section 8.1(b)(i) and Section 8.1(b)(ii) shall be deemed to constitute a representation and warranty by the Company on such date of delivery that the representations and warranties of the Company and the Guarantors set forth in this Agreement and in the other Transaction Documents are true and correct on and as of such date of delivery, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of such date of delivery, such representations and warranties shall continue to be true and correct as of such specified earlier date.

                                  ARTICLE VI.
                        REPRESENTATIONS OF THE PURCHASERS

     Section 6.1. Purchase for Investment. Each Purchaser represents that such Purchaser is purchasing the Notes for such Purchaser's own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser's or their Property shall at all times be within such Purchaser's or their control. Each Purchaser understands
(a) that the Notes have not been registered under the Securities Act, (b) that the Notes may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law and (c) that the Company is not required to register the Notes. Each Purchaser represents that it is an "accredited investor" under Rule 501(a) of the Securities Act.

     Section 6.2. Source of Funds. Each Purchaser represents that it is a commercial bank or that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

          (a) if the Purchaser is an insurance company, the Source does not include assets allocated to any separate account maintained by the Purchaser in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with the Purchaser's fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as the Purchaser has disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager or `QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plans assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, and neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company; or

          (d) the Source is a governmental plan; or

          (e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph
(e); or

          (f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

          (g) the Source is an "insurance company general account" as such term is defined in PTE 95-60 (issued July 12, 1995), and there is no plan with respect to which the aggregate amount of such general account's reserves and liabilities for the contracts held by or on behalf of such plan and all other plans maintained by the same employer (and affiliates thereof as defined in section V(a)(l) of PTE 95-60) or by the same employee organization (in each case determined in accordance with PTE 95-60) exceeds or will exceed 10% of the total of all reserves and liabilities of such general account (determined in accordance with PTE 95-60, exclusive of separate account liabilities, plus any applicable surplus),

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                                  ARTICLE VII.
       PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; OFFERS TO PURCHASE

     Section 7.1. Interest.

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

          (a) Fixed Rate Notes. Each Fixed Rate Note shall bear interest at a rate per annum equal to 7.50%.

          (b) Floating Rate Notes. Each Floating Rate Note shall bear interest at the Adjusted LIBO Rate plus the Applicable Margin. Notwithstanding the foregoing, if prior to the commencement of any Interest Period for a Floating Rate Note:

               (i) the Collateral Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

               (ii) the Collateral Agent is advised by a majority of the Holders of the Floating Rate Notes that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Holders of maintaining their investment in such Notes for such Interest Period;

then the Collateral Agent shall give notice thereof to the Company and the Holders of the Floating Rate Notes by telephone or telecopy as promptly as practicable thereafter and, until the Collateral Agent notifies the Company and the Holders of the Floating Rate Notes that the circumstances giving rise to such notice no longer exist, the Floating Rate Notes shall bear interest at the Alternate Base Rate plus the Applicable Margin.

          (c) Post-Default Rate. Notwithstanding anything to the contrary contained herein, during the continuation of an Event of Default, interest shall accrue at the Default Rate.

     Section 7.2. Regular Interest Payments. On each Quarterly Payment Date commencing with September 30, 2003, the Company shall pay to each Holder in immediately available funds all unpaid interest which has accrued on such Holder's Note to but not including such Quarterly Payment Date.

     Section 7.3. No Make-Whole Amount for Floating Rate Notes. Notwithstanding anything to the contrary contained herein, in no event shall any Holder of a Floating Rate Note be entitled to receive in respect of its Floating Rate Note any Make-Whole Amount under any circumstances in which the payment of a Make-Whole Amount is required by the Company hereunder.

     Section 7.4. Principal Repayment at Maturity. The entire principal amount of each Note remaining outstanding on the Maturity Date, together with accrued and unpaid interest thereon, will be due and payable on such date.

     Section 7.5. Optional Prepayments. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 and in integral multiples of $1,000,000 in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus interest thereon to the prepayment date, plus, in the case of Fixed Rate Notes, the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each Holder written notice of each optional prepayment under this Section 7.5 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 7.6), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and, in the case of Fixed Rate Notes, shall be accompanied by a certificate of the chief financial officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each Holder of Fixed Rate Notes a certificate of the chief financial officer of the Company specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 7.6. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     Section 7.7. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to Section 7.5 and Section 7.10, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and, in the case of Fixed Rate Notes, the applicable Make-Whole Amount. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and, in the case of Fixed Rate Notes, Make-Whole Amount, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 7.8. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, Redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 7.9. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Fixed Rate Note, an amount equal to the greater of (a) the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Fixed Rate Note over the amount of such Called Principal and (b) 2% of the Called Principal of such Fixed Rate Note. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Fixed Rate Note, the principal of such Fixed Rate Note that is to be prepaid pursuant to Section
     7.5 or Section 7.10 or has become or is declared to be immediately due and payable pursuant to Section 10.3, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any Fixed Rate Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Fixed Rate Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of any Fixed Rate Note, 1.0% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day next preceding the Settlement Date with respect to such Called Principal for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date on the Treasury Yield Monitor page of Standard & Poor's MMS - Treasury Market Insight (or, if Standard & Poor's shall cease to report such yields in MMS - Treasury Market Insight or shall cease to be the Majority Purchasers' customary source of information for calculating yield-maintenance amounts on privately placed notes, then such source as is then the Majority Purchasers' customary source of such information), or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release
     H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between yields reported for various maturities. The Reinvestment Yield shall be rounded to that number of decimal places as appears in the coupon of the applicable Fixed Rate Note.

          "Remaining Average Life" means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called Principal of any Fixed Rate Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Fixed Rate Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to
     Section 7.5, Section 7.10 or Section 10.3.

          "Settlement Date" means, with respect to the Called Principal of any Fixed Rate Note, the date on which such Called Principal is to be prepaid pursuant to Section 7.5 or Section 7.10 or has become or is declared to be immediately due and payable pursuant to Section 10.3, as the context requires.

     Section 7.10. Offer to Prepay Notes in the Event of a Change of Control.

          (a) Notice of Impending Change of Control. The Company will not consummate a Change of Control unless at least 30 days prior to such action it shall have given to the Collateral Agent and each Holder written notice of such impending Change of Control.

          (b) Notice of Occurrence of Change of Control. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to the Collateral Agent and each Holder. If a Change of Control has occurred, such notice shall contain an offer to prepay the Notes as described in
Section 7.10(c) and shall be accompanied by the certificate described in Section 7.10(f).

          (c) Offer to Prepay Notes. The offer to prepay Notes contemplated by
Section 7.10(b) shall be an offer to prepay, in accordance with and subject to this Section 7.10, all, but not less than all, the Notes held by each Holder (in this case only, "Holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "Proposed Prepayment Date"). Such Proposed Prepayment Date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 30th day after the date of such offer).

          (d) Rejection; Acceptance. A Holder shall accept or reject the offer to prepay made pursuant to this Section 7.10 by causing a notice of such acceptance or rejection to be delivered to the Company at least five days prior to the Proposed Prepayment Date. A failure by a Holder to respond to an offer to prepay made pursuant to this Section 7.10 shall be deemed to constitute an acceptance of such offer by such Holder.

          (e) Prepayment. Prepayment of the Notes to be prepaid pursuant to this
Section 7.10 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and, in the case of Fixed Rate Notes, the Make-Whole Amount with respect to each Fixed Rate Note. The prepayment shall be made on the Proposed Prepayment Date.

          (f) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 7.10 shall be accompanied by a certificate, executed by a Responsible Officer of the Company and dated the date of such offer, specifying:
(i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this
Section 7.10; (iii) the principal amount of each Note offered to be prepaid;
(iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 7.10 have been fulfilled; and (vi) in reasonable detail, the nature and date of the Change of Control.

     Section 7.11. Payments. The Company will make each payment which it owes under the Transaction Documents to the Person to whom such payment is owed, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Each such payment must be received by such Person not later than 12:00 noon, Houston, Texas time, on the date such payment becomes due and payable in accordance with the instructions contained on Schedule A hereto. Any payment received by such Person after such time will be deemed to have been made on the next following Business Day. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal, Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

     Section 7.12. Increased Costs.

          (a) Eurodollar Changes in Law. If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Holder of a Floating Rate Note (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Holder of a Floating Rate Note or the London interbank market any other condition affecting this Agreement or Floating Rate Notes held by such Holder;

and the result of any of the foregoing shall be to increase the cost to such Holder of making or maintaining any Floating Rate Note or to reduce the amount of any sum received or receivable by such Holder (whether of principal, interest or otherwise), then the Company will pay to such Holder such additional amount or amounts as will compensate such Holder for such additional costs incurred or reduction suffered.

          (b) Certificates. A certificate of a Holder setting forth the amount or amounts necessary to compensate such Holder as specified in Section 7.12(a) shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Holder the amount shown as due on any such certificate within 10 days after receipt thereof.

          (c) Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Holder to demand compensation pursuant to this Section
7.12 shall not constitute a waiver of such Holder's right to demand such compensation.

     Section 7.13. Break Funding Payments. In the event of (a) the payment of any principal of any Floating Rate Note other than on the last day of an Interest Period applicable thereto (including as a result of a Change of Control or an Event of Default), (b) the substitution of the Alternate Base Rate for the Adjusted LIBO Rate pursuant to Section 7.1(b) other than on the last day of the Interest Period applicable thereto, or (c) the failure to prepay any Floating Rate Note on the date specified in any notice delivered pursuant hereto, then, in any such event, the Company shall compensate each Holder of a Floating Rate Note for the loss, cost and expense attributable to such event. In the case of a Floating Rate Note, such loss, cost or expense to any

Holder of a Floating Rate Note shall be deemed to include an amount determined by such Holder to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Floating Rate Note had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Floating Rate Note, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Floating Rate Note), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Holder would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

A certificate of any Holder of a Floating Rate Note setting forth any amount or amounts that such Holder is entitled to receive pursuant to this Section 7.13 shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Holder the amount shown as due on any such certificate within 10 days after receipt thereof.

     Section 7.14. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Holder of a Floating Rate Note or its applicable lending office to honor its obligation to make or maintain Floating Rate Notes either generally or having a particular Interest Period hereunder, then such Holder shall promptly notify the Company and the Collateral Agent thereof and interest on such Floating Rate Notes shall accrue at the Alternate Base Rate plus the Applicable Margin until such time as such Holder may again make or maintain such Floating Rate Notes.

                                 ARTICLE VIII.
                              AFFIRMATIVE COVENANTS

     Section 8.1. Affirmative Covenants. To confirm the Purchasers' understanding concerning the Company, its Subsidiaries, and their respective business, Properties and obligations and to induce each Purchaser to enter into this Agreement and purchase its Notes, the Company covenants and agrees with each Purchaser and with the Collateral Agent that:

          (a) Payment and Performance. The Company and each of its Subsidiaries will pay all amounts due under the Transaction Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Transaction Documents.

          (b) Delivery of Financial Statements; Reports; Certificates and Notices. The Company and its Subsidiaries will at all times maintain full and accurate books of account and records and a standard system of accounting and will furnish the following statements, reports, certificates, notices and other information to the Collateral Agent and each Purchaser on the dates specified at the Company's expense:

               (i) Audited Financials. As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the end of each Fiscal Year, the Company's audited Consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte & Touche LLP, or other independent public accountants of recognized national standing acceptable to the Majority Purchasers (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such Consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied.

               (ii) Quarterly Financials. As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the end of each of the first three Fiscal Quarters, the Company's Consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, plus a detailed accounts payable aging report (prepared as of the end of such Fiscal Quarter in form reasonably satisfactory to the Majority Purchasers), all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its Consolidated Subsidiaries on a Consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

               (iii) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any such Subsidiary, and a copy of any response by the Company or any such Subsidiary, or the Board of Directors of the Company or any such Subsidiary, to such letter or report.

               (iv) Certificate of Financial Officer -- Compliance. Concurrently with any delivery of financial statements under Section 8.1(b)(i) or Section 8.1(b)(ii), a certificate of the chief financial officer of the Company in substantially the form of Exhibit 5 hereto (A) stating that such financial statements are accurate and complete, (B) certifying that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto, (C) setting forth the information, including reasonably detailed calculations, required in order to establish whether the Company was or is in compliance with Section 9.1(h), Section 9.1(q), Section 9.1(r) and Section 9.1(s), during or at the end of, as applicable, the quarterly or annual period covered by the statements then being furnished and (D) stating whether any change in GAAP or in the application thereof has occurred since the date of the Initial Financial Statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

               (v) Certificate of Accounting Firm - Defaults. Concurrently with any delivery of financial statements under Section 8.1(b)(i), a certificate of the accounting firm that reported on such financial statements stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood and agreed that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit).

               (vi) Certificate of Financial Officer - Hedging Contracts. Concurrently with the delivery of each Engineering Report hereunder, a certificate of the chief financial officer of the Company, in form and substance reasonably satisfactory to the Collateral Agent and the Purchasers, setting forth as of the last day of the most recently ended Fiscal Quarter, a true and complete list of all Hedging Contracts of the Company and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefor, any new credit support agreements relating thereto not listed on the Disclosure Schedule, any margin required or supplied under any credit support document, and the counterparty to each such agreement.

               (vii) Certificate of Insurer -- Insurance Coverage. At Closing and at each subsequent annual policy renewal date, a certificate of insurance coverage from each insurer with respect to the insurance required by Section 8.1(j), in form and substance reasonably satisfactory to the Collateral Agent, and, if requested by the Collateral Agent or any Purchaser, all copies of the applicable policies. The Company shall promptly notify the Collateral Agent and the Purchasers upon any change in any insurer providing coverage to the Company or any of its Subsidiaries or any change to any insurance policy of the Company or any of its Subsidiaries.

               (viii) Shareholder and Lender Reports; Etc. Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company to its members, partners or stockholders or to the Lenders or Agent Bank under the Bank Credit Agreement, or to any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement, other than this Agreement, and all registration statements, periodic reports and other statements and schedules filed by the Company with any securities exchange, the Securities and Exchange Commission or any similar Governmental Authority.

               (ix) Lists of Purchasers. Concurrently with the delivery of any Engineering Report to the Collateral Agent pursuant to Section 8.1(c)(i) or
Section 8.1(c)(ii), a list of Persons purchasing Hydrocarbons from the Company and each Subsidiary constituting at least 80% of the total amount of all sales from the marketing of production of Hydrocarbons, and during the continuance of a Default promptly upon the request therefor by the Collateral Agent or any Purchaser, a list of all Persons purchasing Hydrocarbons from the Company and each Subsidiary.

               (x) Notice of Sales of Oil and Gas Properties. In the event the Company or any Subsidiary intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties or any Equity Interests in any Subsidiary in accordance with Section 9.1(h) having a fair market value, individually or in the aggregate, in excess of $1,000,000, prior written notice of such disposition, the price thereof and the anticipated date of closing.

               (xi) Notice of Casualty Events. Prompt written notice, and in any event within ten Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.

               (xii) Information Regarding Newly Created or Acquired Subsidiaries. Prompt written notice, but in any event within 15 days of the creation, acquisition or coming into existence of any Subsidiary after the date hereof, of such Subsidiary's jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, any other corporate, trade, or fictitious name that such Subsidiary has, during the preceding five years, been known by, or used, such Subsidiary's organizational identification number in its jurisdiction of organization, federal taxpayer identification number and the location of its principal place of business and chief executive office.

               (xiii) Information Regarding Company and Guarantors. Prompt written notice (and in any event within thirty (30) days prior thereto) of any change (A) in the Company or any Guarantor's corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (B) in the location of the Company or any Guarantor's chief executive office or principal place of business, (C) in the Company or any Guarantor's identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (D) in the Company or any Guarantor's jurisdiction of organization or such Person's organizational identification number in such jurisdiction of organization or (E) in the Company or any Guarantor's federal taxpayer identification number. The Company will also furnish with such notice any necessary financing statement amendments or shall request the Purchasers and their counsel to prepare the same at the Company's expense.

               (xiv) Rule 144A Informational Requirements. Upon the request of any Holder, provide such Holder, and any qualified institutional buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes, except at such times as the Company is subject to and in compliance with the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 8.1(b)(xiv), the term "qualified institutional buyer" shall have the meaning specified under Rule 144A under the Securities Act.

          (c) Engineering Reports.

               (i) Mandatory Semi-Annual Engineering Reports. On or before March 31st and September 30th of each year, commencing September 30, 2003, the Company shall furnish to the Collateral Agent and the Purchasers an Engineering Report prepared as of the immediately preceding December 31 and June 30, respectively. The Engineering Report as of December 31 of each year shall be prepared by one or more Approved Petroleum Engineers, and the June 30 Engineering Report of each year shall be prepared by or under the supervision of the chief engineer of the Company who shall certify such Engineering Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Engineering Report.

               (ii) Optional Engineering Reports. Promptly upon request therefor by the Majority Purchasers (provided that only one such request may be made in any calendar year), or upon the Company's election (provided that the Company may make only one such election in any calendar year), or from time to time as the Company and the Majority Purchasers may agree, the Company shall furnish to the Collateral Agent and the Purchasers an additional Engineering Report prepared (as of the first day of the month in which such Engineering Report is delivered) by or under the supervision of the chief engineer of the Company who shall certify such Engineering Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding December 31 Engineering Report.

               (iii) Certificate delivered with Engineering Report. With the delivery of each Engineering Report, the Company shall furnish to the Collateral Agent and the Purchasers a certificate from a Responsible Officer certifying that in all material respects: (A) the information contained in the Engineering Report and any other information delivered in connection therewith is true and correct, (B) the Company or its Subsidiaries owns good and defensible title to the Oil and Gas Properties evaluated in such Engineering Report and such Properties are free of all Liens except for Permitted Liens, (C) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 5.1(p) with respect to its Oil and Gas Properties evaluated in such Engineering Report which would require the Company or any Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (D) none of their Oil and Gas Properties have been sold since the date of the most recently delivered Engineering Report except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Collateral Agent, (E) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Engineering Report which the Company could reasonably be expected to have been obligated to list on the Disclosure Schedule had such agreement been in effect on the date hereof and (F) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Engineering Report that are Mortgaged Properties and demonstrating the percentage of the total value that such Mortgaged Properties represent.

          (d) Books and Records; Other Information and Inspections. The Company will, and will cause each Subsidiary to, (i) keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities, (ii) furnish to each Purchaser any information which such Purchaser may from time to time request concerning any covenant, provision or condition of the Transaction Documents or any matter in connection with the Company's or its Subsidiaries' businesses and operations and (iii) permit any representatives appointed by any Purchaser or the Collateral Agent (including independent accountants, engineers, agents, attorneys, appraisers and any other Persons), (A) if no Default then exists, at the expense of such Purchaser or the Collateral Agent, as the case may be, and upon reasonable prior notice to the Company, to visit, inspect or examine any of the Company's or its Subsidiaries' Property, including its books of account, other books and records, and any facilities or other business assets, and to make extracts or extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and shall further permit any Purchaser or the Collateral Agent or their representatives to investigate and verify the accuracy of the information furnished in connection with the Transaction Documents and to discuss all such matters and its affairs, finances and condition with its officers, employees, representatives, independent accountants and independent reserve engineers, all at such reasonable times and as often as may be reasonably requested in writing or (B) if a Default then exists, at the expense of the Company, to visit, inspect or examine any of the Company's or its Subsidiaries' Property, including its books of account, other books and records, and any facilities or other business assets, and to make extracts or extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and shall further permit any Purchaser or the Collateral Agent or their representatives to investigate and verify the accuracy of the information furnished in connection with the Transaction Documents and to discuss all such matters and its affairs, finances and condition with its officers, employees, representatives, independent accountants and independent reserve engineers, all at such times and as often as may be requested.

          (e) Notice of Material Events. The Company will promptly notify the Collateral Agent and the Purchasers of:

               (i) the occurrence of any event, development, circumstance or the existence of any state of affairs, which has or could reasonably be expected to have a Material Adverse Effect;

               (ii) the occurrence of any Default;

               (iii) the acceleration of the maturity of any Debt owed by the Company or any of its Subsidiaries, of any "Default" or other breach by the Company or any of its Subsidiaries under any of the Bank Documents, or of any material default by the Company or any of its Subsidiaries under any other indenture, mortgage, agreement, contract or other instrument relating to Debt to which the Company or any of its Subsidiaries is a party or by which any of them or any of their Properties is bound;

               (iv) the occurrence of any Termination Event;

               (v) any claim of $250,000 or more under any Environmental Laws;
or

               (vi) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof not previously disclosed in writing to the Purchasers or any material adverse development in any action, suit, proceeding, investigation or arbitration previously disclosed to the Purchasers that, if adversely determined, could reasonably be expected to result in liability in excess of $1,000,000.

     Upon the occurrence of any of the foregoing the Company will take all necessary or appropriate steps to remedy promptly any such Material Adverse Effect, Default, acceleration,

"Default," breach or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing.

          (f) Maintenance of Existence and Qualifications. The Company will, and will cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

          (g) Operation and Maintenance of Properties. The Company, at its own expense, will, and will cause each Subsidiary at its own expense to:

               (i) operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable pro ration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

               (ii) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material Properties, including, without limitation, all equipment, machinery and facilities.

               (iii) promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder.

               (iv) promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties.

               (v) operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in accordance with the practices of the industry and in material compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

               (vi) to the extent the Company is not the operator of any Property, the Company shall use reasonable efforts to cause the operator to comply with this Section 8.1(g).

          (h) Payment of Obligations. The Company will, and will cause each of its Subsidiaries to (i) timely file all tax returns required to be filed in any jurisdiction; (ii) pay and discharge all Liabilities now or hereafter owed by it (other than obligations described in clause (iii) below), including tax liabilities, assessments, and other governmental charges or levies imposed upon the Company or any of its Subsidiaries or upon its income, profits or Property, before the same shall become delinquent or in default; (iii) within 90 days after the same becomes due (or, if earlier, after the applicable invoice date) pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; and (iv) maintain appropriate accruals and reserves for all of the foregoing taxes or other Liabilities in accordance with GAAP; provided that the Company or its Subsidiaries may delay paying or discharging any such obligations or Liabilities if (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any Property of the Company or any Subsidiary.

          (i) Performance of Obligations under Transaction Documents. The Company will pay the Notes according to the reading, tenor and effect thereof, and the Company will, and will cause each Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Transaction Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

          (j) Bonding and Insurance. On or prior to August 1, 2003, the Collateral Agent and the Purchasers will be named as additional insureds in respect of all liability insurance policies (as described in Section 5.1(r)) and the Collateral Agent will be named as loss payee with respect to all Property loss insurance policies (second to the Senior Indebtedness Representative). Each of the Company and its Subsidiaries will maintain all bonds and letters of credit in lieu of bonds which are required (by law, lease terms, or consistent with prudent industry practices) in order to carry out development and production operations on the Properties. Each of the Company and its Subsidiaries will keep or cause to be kept adequately insured by financially sound and reputable insurers, its Property in accordance with the Insurance Schedule, but in any event against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or similar business and similarly situated. Any insurance policies covering Collateral shall be endorsed (i) to provide for payment of losses to the Collateral Agent (for the benefit of the Purchasers) as its interests may appear, pursuant to a mortgagee clause (without contribution) of standard form made part of the applicable policy with respect to all Property loss insurance policies (second to the Senior Indebtedness Representative), (ii) to provide that the Collateral Agent and the Purchasers are named as additional insureds in respect of all liability insurance policies, (iii) to provide that such policies may not be canceled, reduced or adversely affected in any manner by the insurer for any reason without thirty days prior notice to the Collateral Agent, (iv) to provide for any other matters specified in any applicable Security Document or which the Majority Purchasers may reasonably require; and (v) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and Properties) of the Property insured. (To the extent that any Mortgage contains other additional requirements for such endorsement, the mortgagor thereunder shall also comply with such additional requirements.) The Company shall at all times maintain adequate insurance against its and its Subsidiaries' liability for injury to persons or Property, which insurance shall be by financially sound and reputable insurers and shall without limitation provide the following coverages: comprehensive general liability (including coverage for damage to underground resources and equipment, damage caused by blowouts or cratering, damage caused by explosion, damage to underground minerals or resources caused by saline substances, broad form Property damage coverage, broad form coverage for contractually assumed liabilities and broad form coverage for acts of independent contractors), worker's compensation and automobile liability. The Company and its Subsidiaries shall at all times maintain cost of control of well insurance with respect to all wells being drilled or deepened, which shall insure against the following costs: cost of control of well; fires, blowouts, etc.; redrilling expense; and seepage and pollution expense.

          (k) Performance on the Company's Behalf. If the Company or any of its Subsidiaries fails to pay any taxes, insurance premiums, delay rentals, lease maintenance costs, attorneys' fees, or other expenses or amounts it is required to pay under any Transaction Document, the Collateral Agent or any Purchaser may, but shall not be obligated to, pay the same. The Company shall immediately reimburse the Collateral Agent or such Purchaser for any such payments and each amount paid by the Collateral Agent or such Purchaser shall constitute an obligation owed under this Agreement which is due and payable on the date such amount is paid by the Collateral Agent or such Purchaser.

          (l) Compliance with Agreements and Laws. The Company will, and will cause each of its Subsidiaries to, (i) perform all material obligations it is required to perform under the terms of the Bank Documents, and each other indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its Properties is bound, and (ii) conduct its business and affairs in compliance in all material respects with all laws, regulations, and orders of any Governmental Authority applicable to it or its Property, including, without limitation, Environmental Laws.

          (m) Environmental Matters.

               (i) The Company and each Subsidiary shall at its sole expense:
(A) comply, and shall cause its Properties and operations and each Subsidiary and each Subsidiary's Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (B) not dispose of or otherwise release, and shall cause each Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Company's or its Subsidiaries' Properties or any other Property to the extent caused by the Company's or any of its Subsidiaries' operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a

Material Adverse Effect; (C) timely obtain or file, and shall cause each Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Company's or its Subsidiaries' Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (D) promptly commence and diligently prosecute to completion, and shall cause each Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Company's or its Subsidiaries' Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (E) establish and implement, and shall cause each Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Company's and its Subsidiaries' obligations under this Section 8.1(m)(i) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

               (ii) The Company will promptly, but in no event later than ten days of the occurrence thereof, notify the Collateral Agent and the Purchasers in writing of its receipt of any written notice threatening an action, investigation or inquiry by any Governmental Authority or making a demand or threatening a lawsuit by any landowner or other third party against the Company or its Subsidiaries or their Properties of which the Company has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Company reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $500,000, not fully covered by insurance, subject to normal deductibles.

               (iii) The Company will, and will cause each Subsidiary to, provide environmental audits and tests in accordance with American Society of Testing Materials standards (or any successor standards) upon request by the Collateral Agent or the Majority Purchasers and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by the Collateral Agent or the Purchasers by any Governmental Authority), in connection with any future acquisitions of Oil and Gas Properties or other Properties.

          (n) ERISA Compliance. The Company will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Collateral Agent and the Purchasers (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the principal Financial Officer, the Subsidiary or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Company, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Company will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

          (o) Evidence of Compliance. The Company will furnish to each Purchaser at the Company's expense all evidence which any Purchaser from time to time may reasonably request as to the accuracy and validity of or compliance with all representations, warranties and covenants made by the Company or its Subsidiaries in the Transaction Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

     Section 8.2. Collateral Security; Credit Support.

          (a) Liens on Oil and Gas Properties. Upon the receipt of each Engineering Report furnished pursuant to Section 8.1(c), the Company shall review such Engineering Report and the list of current Mortgaged Properties (as described in Section 8.1(c)(iii)) to ascertain whether the Mortgaged Properties represent Liens on all Oil and Gas Properties of the Company and its Subsidiaries then securing the Bank Credit Agreement, but in no event on less than 80% of the total value of the Proved Reserves of the Oil and Gas Properties evaluated in the most recently completed Engineering Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent Liens on all Oil and Gas Properties of the Company and its Subsidiaries then securing the Bank Credit Agreement, but in no event on less than 80% of the total value of the Proved Reserves of the Oil and Gas Properties evaluated in the most recently completed Engineering Report, then the Company shall, and shall cause its Subsidiaries to, grant to the Collateral Agent as security for the Obligations a second-priority Lien interest (subject only to Permitted Liens of the type described in clauses (a) to (e) and (g) of the definition thereof, but subject to the provisos at the end of such definition) on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that after giving effect thereto, the Mortgaged Properties will represent Liens on all Oil and Gas Properties of the Company and its Subsidiaries then securing the Bank Credit Agreement, but in no event on less than 80% of the total value of the Proved Reserves of the Oil and Gas Properties evaluated in the most recently completed Engineering Report. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Documents, all in form and substance satisfactory to the Collateral Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

          (b) Guarantees. The Company shall cause each Domestic Subsidiary that is a Wholly-Owned Subsidiary existing on the date hereof to absolutely and unconditionally guaranty, on a joint and several basis with each other Guarantor, the due and punctual payment and performance of the Obligations, by causing such Domestic Subsidiary to execute and deliver to the Collateral Agent a Guaranty Agreement prior to the sale and purchase of the Notes hereunder. The Company shall cause each Domestic Subsidiary that is a Wholly-Owned Subsidiary created, acquired or coming into existence after the date hereof, to promptly, but in any event within fifteen (15) days thereafter, absolutely and unconditionally guaranty, on a joint and several basis with each other Guarantor, the due and punctual payment and performance of the Obligations, by causing such Domestic Subsidiary to execute and deliver to the Collateral Agent a Guaranty Agreement. In addition to the foregoing, the Company will, and will cause such Domestic Subsidiary to, deliver to the Collateral Agent and the Purchasers, simultaneously with the delivery of a Guaranty Agreement, such other additional closing documents, resolutions, certificates and legal opinions as shall be requested by the Collateral Agent or any Purchaser.

          (c) Pledge of Equity Interests. The Company shall, and shall cause each Subsidiary of the Company to, pledge all of the Equity Interests of each Domestic Subsidiary that is a Wholly-Owned Subsidiary existing on the date hereof (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Domestic Subsidiary to the Agent Bank to be held on behalf of the Collateral Agent, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) by executing and delivering to the Collateral Agent a Pledge Agreement prior to the sale and purchase of the Notes hereunder. The Company shall, and shall cause each Subsidiary of the Company to, pledge all of the Equity Interests of each Domestic Subsidiary that is a Wholly-Owned Subsidiary created, acquired or coming into existence after the date hereof, promptly, but in any event within fifteen (15) days thereafter, (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Domestic Subsidiary to the Agent Bank to be held on behalf of the Collateral Agent, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) by executing and delivering to the Collateral Agent a Pledge Agreement. In addition to the foregoing, the Company will, and will cause such Subsidiary to, deliver to the Collateral Agent and the Purchasers, simultaneously with the delivery of a Pledge Agreement, such other additional closing documents, resolutions, certificates and legal opinions as shall be requested by the Collateral Agent or any Purchaser.

          (d) Foreign Subsidiaries. The Company shall, and shall cause each Domestic Subsidiary of the Company to, pledge 65% of all of the Equity Interests of each Foreign Subsidiary that is a Wholly-Owned Subsidiary existing on the date hereof (including, without limitation, delivery of original stock certificates evidencing such Equity Interests of such Foreign Subsidiary to the Agent Bank to be held on behalf of the Collateral Agent, together with appropriate stock powers for each certificate duly executed in blank by the registered owner thereof) by executing and delivering to the Collateral Agent such agreements, documents and instruments as may be requested by the Collateral Agent or any Purchaser in connection with such pledge. The Company shall, and shall cause each Domestic Subsidiary of the Company to, pledge 65% of all of the Equity Interests of each Foreign Subsidiary that is a Wholly-Owned Subsidiary created, acquired or coming into existence after the date hereof, promptly, but in any event within fifteen (15) days thereafter, (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Foreign Subsidiary to the Agent Bank to be held on behalf of the Collateral Agent, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) by executing and delivering to the Collateral Agent such agreements, documents and instruments as may be requested by the Collateral Agent or any Purchaser in connection with such pledge. In addition to the foregoing, the Company will, and will cause such Domestic Subsidiary and Foreign Subsidiary to, deliver to the Collateral Agent and the Purchasers, simultaneously with the delivery of any agreements, documents and instruments requested by the Collateral Agent or any Purchaser in connection with such pledge, such other additional closing documents, resolutions, certificates and legal opinions as shall be requested by the Collateral Agent or any Purchaser.

          (e) The Company will at all times cause all personal Property of the Company and each Subsidiary at any time securing the Senior Indebtedness to be subject to a Lien of the Security Documents.

     Section 8.3. Title Information.

          (a) On or before the delivery to the Collateral Agent and the Purchasers of each Engineering Report required by Section 8.1(c), the Company will deliver title information in form and substance acceptable to the Collateral Agent covering enough of the Oil and Gas Properties evaluated by such Engineering Report that were not included in the immediately preceding Engineering Report, so that the Collateral Agent shall have received together with title information previously delivered to the Collateral Agent, satisfactory title information on at least 80% of the total value of the Proved Reserves of the Oil and Gas Properties evaluated by such Engineering Report.

          (b) If the Company has provided title information for additional Oil and Gas Properties under Section 8.3(a), the Company shall, within 60 days of notice from the Collateral Agent that title defects or exceptions exist with respect to such additional Oil and Gas Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not Permitted Liens raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Permitted Liens (other than Permitted Liens described in clauses (f) of such definition) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Collateral Agent so that the Collateral Agent shall have received, together with title information previously delivered to the Collateral Agent, satisfactory title information on at least 80% of the value of the Proved Reserves of the Oil and Gas Properties evaluated by such Engineering Report.

          (c) If the Company is unable to cure any title defect requested by the Collateral Agent or the Purchasers to be cured within the 60-day period or the Company does not comply with the requirements to provide acceptable title information covering 80% of the value of the Proved Reserves of the Oil and Gas Properties evaluated in the most recent Engineering Report, then the Collateral Agent and/or the Majority Purchasers shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Collateral Agent or the Purchasers. To the extent that the Collateral Agent or the Majority Purchasers are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and the Collateral Agent may send a notice to the Company and the Purchasers that the then outstanding Adjusted Total NPV shall be reduced by an amount as determined by the Majority Purchasers. This new Adjusted Total NPV shall become effective immediately after receipt of such notice.

     Section 8.4. Further Assurances.

          (a) The Company at its expense will, and will cause each Subsidiary to, promptly execute and deliver (and acknowledged if necessary or advisable) to the Collateral Agent all such other documents, agreements and instruments, including, without limitation, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents, requested by the Collateral Agent or any Purchaser, in its sole and absolute discretion, in form and substance satisfactory to the Collateral Agent or such requesting Purchaser, to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Company or any Subsidiary, as the case may be, in the Transaction Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Obligations, or to correct any omissions in this Agreement or the Security Documents, or to state more fully the obligations secured therein, or to perfect, protect, confirm or preserve any Liens created pursuant to this Agreement or any of the Security Documents, or the priority thereof, or the rights, powers or privileges of the Collateral Agent or any Purchaser, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate, in the sole discretion of the Collateral Agent or such requesting Purchaser, in connection therewith. The Company also agrees to deliver, whenever requested by the Collateral Agent or any Purchaser in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to the Collateral Agent and such Purchaser with respect to Properties designated by the Collateral Agent or such Purchaser, based upon abstract or record examinations to dates acceptable to the Collateral Agent and such Purchaser, which opinions shall (i) state that the Company or its Subsidiaries, as applicable, has good and defensible title thereto, subject only to Permitted Liens of the types described in clauses (a) to (e) and (g) of the definition thereof, (ii) confirm that such Properties and interests are subject to Security Documents securing the Notes that constitute and create legal, valid and duly perfected deed of trust or mortgage Liens in such Properties and interests and assignments of and security interests in the oil and gas attributable thereto and in the proceeds thereof, subject, in each case, to no prior Liens other than Permitted Liens of the types described in clauses (a) to (e) and (g) of the definition thereof, and (iii) cover such other matters as the Collateral Agent or such Purchaser may request.

          (b) The Company hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Company's or any Subsidiary's Property without the signature of the Company, such Subsidiary or any other Person. A carbon, photographic or other reproduction of the Security Documents or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law.

     Section 8.5. Production Proceeds. Notwithstanding that, by the terms of the Mortgages, the Company and its Subsidiaries are or will be assigning to the Collateral Agent all of the as-extracted collateral and other proceeds of production (as more particularly described therein, the "Production Proceeds") accruing to the Property covered thereby, so long as no Default has occurred each such assignor may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, the Collateral Agent may (subject to ARTICLE XVI) exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by the Company or any of its Subsidiaries and to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by the Collateral Agent to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by the Collateral Agent to the Company or any of its Subsidiaries constitute a waiver, remission, or release of any other Production Proceeds or of any rights of the Collateral Agent to collect other Production Proceeds thereafter.

                                  ARTICLE IX.
                               NEGATIVE COVENANTS

     Section 9.1. Negative Covenants. To confirm the Purchasers' understanding concerning the Company, its Subsidiaries, and their respective business, Properties and obligations and to induce each Purchaser to enter into this Agreement and purchase its Notes, the Company covenants and agrees with each Purchaser and with the Collateral Agent that:

          (a) Debt. The Company will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt, except:

               (i) Debt evidenced by the Notes or other Obligations arising under the Transaction Documents or any guaranty of or suretyship arrangement for the Notes or other Obligations arising under the Transaction Documents;

               (ii) Debt of the Company and its Subsidiaries existing on the date hereof that is reflected in the Initial Financial Statements.

               (iii) Debt now or hereafter outstanding under the Bank Credit Agreement (the "Bank Debt"), provided that (A) the aggregate principal amount of the Bank Debt shall not exceed $300,000,000, (B) no part of the Debt for principal owing under the Bank Credit Agreement is subordinated in right or payment to any other Debt for principal owing under the Bank Credit Agreement, and (C) at the time each such item of Debt is incurred (1) the aggregate amount thereof does not exceed the "Borrowing Base" then in effect under the Bank Credit Agreement (or, if such "Borrowing Base" ever ceases to exist or diverges materially from a conventional commercial bank borrowing base, does not exceed a conventional commercial bank borrowing base), and (2) after giving effect to the incurrence of such Debt, no Default then exists under Section 9.1(q);

               (iv) endorsements of negotiable instruments for collection in the ordinary course of business;

               (v) Guarantees of a percentage of any Contractual Obligation of any Subsidiary of the Company, so long as the percentage referred to in any such Guarantee does not exceed the percentage of the common equity owned directly or indirectly by the Company in such Subsidiary at the time such Guarantee is executed; and

               (vi) miscellaneous items of Debt (other than for borrowed money) not described in the foregoing subsections (i) through (iv) which do not in the aggregate (taking into account all such Debt of the Company and its Subsidiaries) exceed $5,000,000 at any one time outstanding.

     Notwithstanding the foregoing, the Company will not, and will not permit any Subsidiary to, incur, create, assume or suffer to exist any Debt (other than the Obligations and Mercury Subordinated Debt) if such Debt is subordinate or junior in ranking in right of payment to any Senior Indebtedness, unless such Debt is expressly subordinated in right of payment to the Obligations. Notwithstanding anything to the contrary contained herein, from the period commencing on the date hereof through and including October 31, 2003, the Company will not permit the aggregate Debt of the Company and its Consolidated Subsidiaries to exceed $325,000,000.

          (b) Limitation on Liens. Except for Permitted Liens, the Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired).

          (c) Investments. The Company will not, and will not permit any Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except Permitted Investments.

          (d) Limits on Hedging Contracts. The Company will not, and will not permit any Subsidiary to, be a party to or in any manner be liable on any Hedging Contract other than: (i) interest rate Hedging Contracts with investment grade counterparties; (ii) Hedging Contracts with investment grade counterparties entered into for the purpose of protecting the Company against decreases in the prices obtainable for its actual and reasonably anticipated production of oil, gas and natural gas liquids, the notional volumes for which do not exceed, as of the date such Hedging Contract is executed, seventy-five percent (75%) of the aggregate of (A) the Company's and its Subsidiaries reasonably anticipated production from Proved Developed Producing Reserves plus
(B) associated royalty owners' gas produced from the same wells, and which gas the Company has the authority to market and sell, for each month during the period during which such Hedging Contract is in effect for each of crude oil and natural gas, calculated separately; and (iii) Hedging Contracts entered into with non-investment grade counterparties before the date hereof described in the Disclosure Schedule.

          (e) Limits on Amendments. The Company will not amend, waive or release any contract or lease if the effect thereof is to release, qualify, limit, make contingent or otherwise detrimentally affect the rights and benefits of the Collateral Agent or the Purchasers under or acquired pursuant to any Security Documents. The Company will not amend, waive, unwind, reverse, or release any long-term production sales agreements or derivative contracts described on the Disclosure Schedule if the effect thereof is to materially decrease the sales revenues or other payments receivable thereunder.

          (f) Limits on Mergers and Subsidiary Equity Issuances. The Company will not, and will not permit any Subsidiary to, merge or consolidate with or into any other Person except that any Subsidiary of the Company may be merged into or consolidated with (i) another Subsidiary of the Company, so long as a Guarantor is the surviving entity, or (ii) the Company, so long as the Company is the surviving entity, and, in either case, provided that the Company has given the Collateral Agent and the Purchasers at least thirty (30) days prior written notice of such merger or consolidation, and such surviving entity executes and delivers to the Collateral Agent all documents and instruments as may be requested by the Collateral Agent or any Purchaser to protect the Purchasers' and the Collateral Agent's rights under the Transaction Documents. Notwithstanding the foregoing sentence, the Company may merge or consolidate with or into another Person so long as:

                    (A) such merger or consolidation does not result in a Change of Control;

                    (B) the successor formed by such consolidation or the survivor of such merger shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, if the Company is not such corporation, (A) such corporation shall have executed and delivered to each Holder its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Notes and the Transaction Documents and such other documents and instruments as may be requested by the Majority Purchasers to protect the Purchasers' and the Collateral Agent's rights under the Transaction Documents, and (B) such corporation shall have caused to be delivered to each Holder an opinion of independent counsel (with both the form of such opinion and such counsel being satisfactory to the Majority Purchasers) to the effect that the Transaction Documents are the binding instruments and agreements of such corporation, enforceable in accordance with their terms and without conflict with any law, agreement or other legal obligation of such corporation and that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                    (C) immediately after giving effect to such consolidation or merger, no Default shall have occurred and be continuing and no "Borrowing Base" deficiency shall exist under the Bank Credit Agreement.

     No Subsidiary of the Company will issue any additional Equity Interests except to the Company and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of the Company which is a partnership will allow any diminution of the Company's interest (direct or indirect) therein.

          (g) Limitation on Distributions and Redemptions. Neither the Company nor any Subsidiary of the Company will declare or make any dividend or other distribution in respect of any Equity Interest in such Person or return any capital to its Equity Interest holders or make any distribution of its Property to its Equity Interest holders, nor will the Company nor any Subsidiary of the Company directly or indirectly make any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, acquisition, cancellation, termination or retirement of any Equity Interest in it or any option, warrant or other right to acquire any such Equity Interests in the Company (whether such interests are now or hereafter issued, outstanding or credited) or cause or permit any reduction or retirement of such Equity Interests; provided, however, that (i) Subsidiaries of the Company may declare and pay dividends ratably with respect to their Equity Interests to their Equity Interest holders; (ii) the Company may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock); (iii) the Company may purchase or otherwise acquire Equity Interests in any Subsidiary using additional shares of its Equity Interests (other than Disqualified Capital Stock); and (iv) the Company may purchase, repurchase or otherwise acquire with cash outstanding exchangeable shares of MGV Energy Inc. upon exercise by any holder thereof of their exchange put rights, provided the aggregate amount of shares so purchased under this clause (iv) shall not exceed $10,000,000.

          (h) Sales of Properties. The Company will not, and will not permit any Subsidiary to, sell, assign, farm-out, convey or otherwise transfer or dispose of any Property except for (i) the sale of Hydrocarbons in the ordinary course of business; (ii) farmouts of undeveloped acreage and assignments in connection with such farmouts or the abandonment, farm-out, exchange, lease or sublease of Oil and Gas Properties not containing Proved Reserves capable of being produced in economic quantities and which are not included in the most recently delivered Engineering Report in the ordinary course of business; (iii) the sale or transfer of equipment that is no longer necessary for the business of the Company or such Subsidiary or is replaced by equipment of at least comparable value and use; or the sale, lease or other disposition (including Casualty Events) of any Oil and Gas Property or any interest therein or any Subsidiary owning Oil and Gas Properties; provided that (A) the consideration received in respect of such sale, lease or other disposition shall be equal to or greater than the fair market value of the Oil and Gas Property, interest therein or Subsidiary subject of such sale, lease or other disposition (as reasonably determined by the board of directors of the Company and, if requested by the Collateral Agent or any Purchaser, the Company shall deliver a certificate of a Responsible Officer of the Company certifying to that effect; provided that if a "Borrowing Base" deficiency under the Bank Credit Agreement shall exist, then either (1) the Majority Note Purchasers must have consented, such consent not to be unreasonably withheld or delayed, to such sale, lease or other disposition,
(2) the sale, lease or other disposition must occur pursuant to an auction held in accordance with procedures that are ordinary and customary in the oil and gas industry or (3) the sale, lease or other disposition must occur pursuant to a non-binding bid process conducted by the Company or a regionally or nationally recognized oil and gas asset disposition advisory company in accordance with procedures that are customary in the oil and gas industry), (B) at such time and after giving effect to such sale, lease or other disposition, no Default shall have occurred and be continuing and no Borrowing Base deficiency under the Bank Credit Agreement shall exist, provided, that the condition that no Borrowing Base deficiency under the Bank Credit Agreement shall exist at the time of any such sale, lease or other disposition shall not apply if the Company notifies the Collateral Agent that proceeds of such sale, lease or other disposition shall be used to remedy a Borrowing Base deficiency and the Company in fact uses such proceeds to remedy such Borrowing Base deficiency, to the extent thereof, with any surplus proceeds being used for one or more of the purposes permitted by clause (D) of this Section 9.1(h), (C) if such sale or other disposition of Oil and Gas Property or

Subsidiary owning Oil and Gas Properties included in the most recently delivered Engineering Report during any period between two successive Scheduled Redetermination Dates has a fair market value in excess of $10,000,000 (as determined by the Majority Purchasers), individually or in the aggregate, then the Adjusted Total NPV shall be reduced, effective immediately upon such sale or disposition, by an amount equal to the value, if any, assigned such Property in the most recently delivered Engineering Report and (D) an amount equal to 100% of the net proceeds received from such sale, lease or other disposition shall be used within 90 days of such disposition: (1) to acquire Property, plant and equipment or any business entity used or useful in carrying on the business of the Company and its Subsidiaries and having a fair market value at least equal to the fair market value of the Properties sold, leased or otherwise disposed of or to improve or replace any existing Property of the Company and its Subsidiaries used or useful in carrying on the business of the Company and its Subsidiaries, (2) to repay or retire Bank Debt or (3) to Redeem the Notes. The Collateral Agent shall promptly execute and deliver, at the Company's expense, such lien releases and other documents and instruments as may be necessary or appropriate to consummate any transaction permitted by this Section 9.1(h). In no event, however, shall the Company or any of its Subsidiaries (i) sell any Hydrocarbons under Advance Payment Contracts (as defined below), (ii) except for receivables obtained by the Company or any Subsidiary out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, discount or sell (with or without recourse) any of its notes receivable or accounts receivable, (iii) sell any production payment or other term royalty or (iv) sell assets and then lease them back (or commit to lease them back) within 180 days after such sale. As used herein, "Advance Payment Contracts" means any contract whereby any of the Company or any of its Subsidiaries either (A) receives or becomes entitled to receive (either directly or indirectly) any payment (an "Advance Payment") to be applied toward payment of the purchase price of Hydrocarbons produced or to be produced from Hydrocarbon Interests owned by any such Person and which Advance Payment is, or is to be, paid in advance of actual delivery of such production to or for the account of the purchaser regardless of such production, or (B) grants an option or right of refusal to the purchaser to take delivery of such production in lieu of payment, and, in either of the foregoing instances, the Advance Payment is, or is to be, applied as payment in full for such production when sold and delivered or is, or is to be, applied as payment for a portion only of the purchase price thereof or of a percentage or share of such production; provided that inclusion of the standard "take or pay" provision in any gas sales or purchase contract or any other similar contract shall not, in and of itself, constitute such contract as an Advance Payment Contract for the purposes hereof.

          (i) Limitation on Nature of Businesses. The Company will not, and will not permit any Subsidiary to, (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of the businesses of acquiring and developing Oil and Gas Properties, exploring for and producing oil and gas, and gathering, processing, transporting and selling crude oil, condensate and natural gas, (ii) purchase any material capital assets other than Oil and Gas Properties and equipment associated therewith or (iii) acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States or Canada.

          (j) Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Company) unless such transactions are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

          (k) Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or acquire any additional Subsidiary unless the Company gives written notice to the Collateral Agent and the Purchasers of such creation or acquisition and complies with Section 8.2(b), Section 8.2(c) and Section 8.2(d). The Company shall not, and shall not permit any Subsidiary to, sell, assign or otherwise dispose of any Equity Interests in any Subsidiary except in compliance with Section 9.1(h). Neither the Company nor any Subsidiary shall have any Foreign Subsidiaries other than Permitted Foreign Subsidiaries.

          (l) Negative Pledge Agreements; Dividend Restrictions; Etc. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement, the Security Documents, the Bank Documents or Capital Leases otherwise permitted hereunder) which in any way (i) prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Collateral Agent and the Purchasers, (ii) restricts any Subsidiary from paying dividends or making distributions to the Company or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith, (iii) restricts any Subsidiary from Redeeming Equity Interests held by the Company or a Guarantor or (iv) restricts the transfer of any Subsidiary's Properties to the Company or a Guarantor.

          (m) Gas Imbalances, Take-or-Pay or Other Prepayments. The Company will not, and will not permit any Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Company or any Subsidiary that would require the Company or such Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed one half bcf of gas (on an mcf equivalent basis) in the aggregate.

          (n) ERISA Plans. The Company will not, and will not permit any Subsidiary to, incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

          (o) Environmental Matters. The Company will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to result in liability for the payment of money in an aggregate amount in excess of $2,000,000 (to the extent not covered by independent third party insurance provided by insurers of the highest claims paying rating or financial strength as to which the insurer does not dispute coverage and is not subject to an insolvency proceeding).

          (p) No Public Announcements. The Company will not, and will not permit any Subsidiary to, make any public announcement or disclosure of the transactions contemplated by this Agreement or any other Transaction Document, except as required by law or approved by the Collateral Agent and the Purchasers prior to the making of any such public announcement or disclosure.

          (q) Adjusted Total NPV to Total Debt Ratio.

               (i) The Company will not at any time on or after October 31, 2003 permit its ratio of Adjusted Total NPV to Total Debt to be less than 1.8 to 1.0.

               (ii) Upon (A) any change to Adjusted Total NPV pursuant to a Scheduled Redetermination or an Interim Redetermination or pursuant to Section 8.3(c) or Section 9.1(h)(iv) or (B) the incurrence of any Debt by the Company or any of its Consolidated Subsidiaries, the Company will promptly, but in any event within fifteen (15) days after any such event, deliver a certificate of the chief financial officer of the Company setting forth the Total Debt of the Company and the Adjusted Total NPV, both prior to and after giving effect to such event, and demonstrating compliance with Section 9.1(q)(i).

               (iii) Without limitation of any other provision of this Section 9.1(q), the Adjusted Total NPV shall be redetermined semi-annually in accordance with this Section 9.1(q) on April 30th and October 31st of each year, commencing October 31, 2003 (a "Scheduled Redetermination"). In addition, the Company may, by notifying the Collateral Agent thereof, and the Collateral Agent may, at the direction of the Majority Purchasers, by notifying the Company thereof, one time during any 12-month period, each elect to cause the Adjusted Total NPV to be redetermined between Scheduled Redeterminations (an "Interim Redetermination") in accordance with this Section 9.1(q). Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Collateral Agent of (A) the Engineering Report and the certificate required to be delivered by the Company to the Collateral Agent and the Purchasers, in the case of a Scheduled Redetermination, pursuant to Section 8.1(c)(i), and, in the case of an Interim Redetermination, pursuant to Section 8.1(c)(ii), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.1(c)(iii), as may, from time to time, be requested by the Collateral Agent (the Engineering Report, such certificate and such other reports, data and supplemental information being the "Reports"), the Collateral Agent shall evaluate the information contained in the Reports and shall, in good faith, calculate a proposed Adjusted Total NPV (the "Proposed Adjusted Total NPV") based upon the Total NPV and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Reports) as the Collateral Agent deems appropriate and consistent with its normal oil and gas lending criteria as it exists at the particular time.

               (iv) The Collateral Agent shall notify the Company and the Purchasers of the Proposed Adjusted Total NPV (the "Proposed Adjusted Total NPV Notice"):

                    (A) in the case of a Scheduled Redetermination (1) if the Collateral Agent shall have received the Reports required to be delivered by the Collateral Agent pursuant to Section 8.1(c)(i) in a timely and complete manner, then on or before the April 15th and October 15th of such year following the date of delivery or (2) if the Collateral Agent shall not have received the Reports required to be delivered by the Company pursuant to Section 8.1(c)(i) in a timely and complete manner, then promptly after the Collateral Agent has received complete Reports from the Company and has had a reasonable opportunity to determine the Proposed Adjusted Total NPV in accordance with Section 9.1(q)(iii); and

                    (B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Collateral Agent has received the required Reports.

               (v) Any Proposed Adjusted Total NPV that would increase the Adjusted Total NPV then in effect must be approved or deemed to have been approved by all of the Purchasers as provided in this Section 9.1(q)(v); and any Proposed Adjusted Total NPV that would decrease or maintain the Adjusted Total NPV then in effect must be approved or be deemed to have been approved by the Super-majority Purchasers as provided in this Section 9.1(q)(v). Upon receipt of the Proposed Adjusted Total NPV Notice, each Purchaser shall have fifteen (15) days to agree with the Proposed Adjusted Total NPV or disagree with the Proposed Adjusted Total NPV by proposing an alternate Adjusted Total NPV. If at the end of such fifteen (15) days, any Purchaser has not communicated its approval or disapproval in writing to the Collateral Agent, such silence shall be deemed to be an approval of the Proposed Adjusted Total NPV. If, at the end of such 15-day period, all of the Purchasers, in the case of a Proposed Adjusted Total NPV that would increase the Adjusted Total NPV then in effect, or the Super-majority Purchasers, in the case of a Proposed Adjusted Total NPV that would decrease or maintain the Adjusted Total NPV then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Adjusted Total NPV shall become the new Adjusted Total NPV, effective on the date specified in Section 9.1(q)(vi). If, however, at the end of such 15-day period, all of the Purchasers or the Super-majority Purchasers, as applicable, have not approved or deemed to have approved, as aforesaid, then the Collateral Agent shall poll the Purchasers to ascertain the highest Adjusted Total NPV then acceptable to a number of Purchasers sufficient to constitute the Super-majority Purchasers, for purposes of this Section 9.1(q)(v) and, so long as such amount does not increase the Adjusted Total NPV then in effect, such amount shall become the new Adjusted Total NPV, effective on the date specified in Section 9.1(q)(vi).

               (vi) After a redetermined Adjusted Total NPV is approved or is deemed to have been approved by all of the Purchasers or the Super-majority Purchasers, as applicable, pursuant to Section 9.1(q)(v), the Collateral Agent shall notify the Company and the Purchasers of the amount of the redetermined Adjusted Total NPV (the "New Adjusted Total NPV Notice"), and such amount shall become the new Adjusted Total NPV, effective and applicable to the Company, the Collateral Agent and the Purchasers:

                    (A) in the case of a Scheduled Redetermination, (1) if the Collateral Agent shall have received the Reports required to be delivered by the Company pursuant to Section 8.1(c)(i) in a timely and complete manner, then on the April 30th or October 31st, as applicable, following such notice, or (2) if the Collateral Agent shall not have received the Reports required to be delivered by the Company pursuant to Section 8.1(c)(ii) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and

                    (B) in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.

     Such Adjusted Total NPV shall then become the Adjusted Total NPV until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Adjusted Total NPV under Section 8.3(c) or Section 9.1(h)(iv), whichever occurs first.

          (r) EBITDAX to Fixed Charges Ratio. The Company will not, as of the last day of any Fiscal Quarter, permit its ratio of EBITDAX for the four Fiscal Quarter period ending on such day to the Company's Consolidated Fixed Charges for the same four Fiscal Quarter period, to be less than 1.25 to 1.0. If the Company or any of its Subsidiaries has merged with or acquired any Person during such four Fiscal Quarter Period, the Company's EBITDAX and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect to such merger or acquisition, as if such merger or acquisition had occurred on the first day of the Fiscal Quarter in which it actually occurred.

          (s) Current Ratio. The Company will not permit, as of the last day of any Fiscal Quarter, its ratio of (i) Consolidated current assets (including the unused amount of the total commitments under the Bank Credit Agreement, but excluding (A) non-cash assets under FAS 133 and (B) accounts receivable or other rights to payment arising from: (x) the sale of gas production, unless the same are due and payable (and reasonably expected by the Company to be paid) within sixty (60) days after the month in which gas is produced; (y) the sale of oil production, unless the same are due and payable (and reasonably expected by the Company to be paid) within thirty (30) days after the month in which such oil is produced; and (z) Excluded Accounts) to (ii) Consolidated current liabilities (excluding non-cash obligations under FAS 133 and FAS 143) to be less than 1.0 to 1.0.

     Section 9.2. Termination of Section 29 Documents. The Company agrees to terminate the Section 29 Documents and obtain and/or provide releases of all Liens created by any of the Section 29 Documents (but not including Liens in favor of the Banks) by August 15, 2003.

                                   ARTICLE X.
                                EVENTS OF DEFAULT

     Section 10.1. Events of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment or prepayment of any principal or Make-Whole Amount on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note, or any other amounts due and payable under the Transaction Documents to any Purchaser or to the Collateral Agent, for more than three days after the same becomes due and payable; or

          (c) any "default" or "event of default" occurs under any Transaction Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided therein; or

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

          (d) the Company or any of its Subsidiaries fails to duly observe, perform or comply with any covenant, agreement or provision of Section 8.1(e) or
Section 9.1; or

          (e) the Company or any of its Subsidiaries defaults in the performance of or compliance with any term contained herein or in the other Transaction Documents (other than those referred to in paragraphs (a), (b), (c) and (d) of this Section 10.1) and such default is not remedied within 30 days after the earlier of (i) written notice of such default from the Collateral Agent or any Purchaser to the Company (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (e) of Section 10.1) and
(ii) any Responsible Officer becoming aware of the same; or

          (f) any representation or warranty previously, presently or hereafter made or deemed made in writing by or on behalf of the Company or any of its Subsidiaries in connection with any Transaction Document shall prove to have been false or incorrect in on any date on or as of which made or deemed made, or any Transaction Document at any time ceases to be valid, binding and enforceable as warranted herein for any reason other than its release or subordination by the Collateral Agent with the consent of the Majority Purchasers; or

          (g) the Company or any of its Subsidiaries shall fail to make any payment (whether of principal, interest, fees or otherwise and regardless of amount) in respect of any Debt under the Bank Credit Agreement or any other Material Indebtedness, when and as the same shall become due and payable; or

          (h) any event or condition occurs that results in any Debt under the Bank Credit Agreement or any other Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Senior Indebtedness or any other Material Indebtedness or any trustee or agent on its or their behalf to cause any Senior Indebtedness or any other Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Company or any of its Subsidiaries to make an offer in respect thereof; or

          (i) if any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,
(iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $250,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (as used in this subsection (i), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA); or

          (j) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any of its Subsidiaries or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (k) the Company or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.1(j), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Subsidiaries or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or

          (l) the Company or any of its Subsidiaries shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

          (m) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment.

     Section 10.2. Acceleration.

          (a) If an Event of Default with respect to the Company or any of its Subsidiaries described in Section 10.1(j) or Section 10.1(k) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default (including, without limitation, any Event of Default described in Section 10.1(a) or Section 10.1(b)) has occurred and is continuing, any Holder or Holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by written notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

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

          (c) If any Event of Default described in Section 10.1(a) or Section 10.1(b) has occurred and is continuing, any Holder affected by such Event of Default may at any time, at its option, by written notice to the Company, declare all the Notes held by it to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 10.2, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon, (ii) in the case of Fixed Rate Notes, the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), provided that if such Fixed Rate Notes become due and payable pursuant to
Section 10.2(c), then no Make-Whole Amount shall be due with respect to such Fixed Rate Notes and (iii) all fees and the other obligations of the Company and the Guarantors accrued hereunder and under the Notes and the other Transaction Documents, shall all be immediately due and payable, in each and every case without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by the Company. The Company acknowledges, and the parties hereto agree, that each Holder of Fixed Rate Notes has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Fixed Rate Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 10.3. Remedies. If any Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 10.2, any Holder may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any of the Notes, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. All rights, remedies and powers conferred upon the Purchasers and the Collateral Agent under the Transaction Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Transaction Documents or at law or in equity, and the Collateral Agent and the Purchaser will have all other rights and remedies available at law and equity.

     Section 10.4. Rescission. At any time after any of the Notes have been declared due and payable pursuant to Section 10.2(b) or Section 10.2(c), the Holders of not less than 50% in principal amount of the Notes then outstanding, may, by written notice to the Company, rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 15.1(a), and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under

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

this Section 10.4 will extend to or affect any subsequent Default or impair any right consequent thereon.

                                  ARTICLE XI.
                 REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES;
                        RESTRICTIONS ON TRANSFER OF NOTES

     Section 11.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each Holder, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Notes shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any Holder that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

     Section 11.2. Transfer and Exchange of Notes. Upon surrender of any Notes at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Notes or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Notes or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Notes. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1 or Exhibit 2, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Notes or dated the date of the surrendered Notes if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in amounts of less than $100,000, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in ARTICLE VI.

     Section 11.3. Replacement of Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any of the Notes (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Notes is, or is a nominee for, an original Purchaser or another Holder with a minimum net worth of at least $25,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

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

the Company at its own expense shall execute and deliver, in lieu thereof, one or more new Notes, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Notes or dated the date of such lost, stolen, destroyed or mutilated Notes if no interest shall have been paid thereon.

                                  ARTICLE XII.
                                COLLATERAL AGENT

     Section 12.1. Appointment and Authority. Each Purchaser hereby appoints BNP Paribas as collateral agent (in such capacity, together with its successors and assigns in such capacity, the "Collateral Agent") under the Transaction Documents, to exercise such powers under the Transaction Documents as are delegated to the Collateral Agent by the terms thereof, together with all such powers as are reasonably incidental thereto, including taking, holding and disposing of the Collateral. BNP Paribas hereby accepts such appointment. The Collateral Agent shall act for and on behalf of the Purchasers in connection with all Collateral and all Security Documents, including serving as mortgagee under each Mortgage and exercising rights and remedies provided thereunder. The Collateral Agent is hereby authorized to release Collateral to consummate any transaction permitted by Section 9.1(h) or if the Collateral Agent has otherwise received the prior consent of all of the Purchasers, it being understood that no Purchaser itself need be a party to any such release. In its administration of this Agreement and the other Transaction Documents, the Collateral Agent will exercise the same care that a commercial bank would exercise in the administration or handling of transactions for its own account. The relationship of the Collateral Agent to the Purchasers is only that of one investor acting to hold collateral on behalf of itself and others as a convenience to all, and nothing in the Transaction Documents shall be construed to constitute the Collateral Agent a trustee or other fiduciary for any Holder or of any participation therein nor to impose on the Collateral Agent any duties and obligations other than those expressly provided for in the Transaction Documents. With respect to any matters not expressly provided for in the Transaction Documents and any matters which the Transaction Documents place within the discretion of the Collateral Agent, the Collateral Agent shall not be required to exercise any discretion or take any action, and it may request instructions from the Purchasers with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Purchasers in so acting or refraining from acting) upon the instructions of the Majority Purchasers, provided, however, that the Collateral Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Transaction Documents or to applicable law and provided further, and notwithstanding anything to the contrary in this Agreement or in any other Transaction Document, the Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any other Transaction Document at the request or direction of any Purchaser unless the Purchasers shall have furnished to the Collateral Agent security or indemnity to the satisfaction of the Collateral Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     Section 12.2. Exculpation, Collateral Agent's Reliance, Etc. Neither the Collateral Agent nor any Related Party shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Transaction Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Collateral Agent (a) may treat the registered Holder of any Note as the Holder thereof until the Collateral Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement; (b) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Purchaser and shall not be responsible to any Purchaser for any statements, warranties or representations made in or in connection with the Transaction Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Transaction Documents on the part of the Company or any Subsidiary of the Company or to inspect the Property (including the books and records) of the Company or any Subsidiary of the Company or to forward notices to the Purchasers on behalf of the Company or any of its Subsidiaries; (e) shall not be responsible to any Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each of the Company and each Subsidiary of the Company and the Purchasers in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Transaction Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

     Section 12.3. Credit Decisions. Each Purchaser acknowledges that it has, independently and without reliance upon any other Purchaser or the Collateral Agent, made its own analysis of the Company and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Transaction Documents, Each Purchaser also acknowledges that it will, independently and without reliance upon any other Purchaser or the Collateral Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Transaction Documents. Each Purchaser acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Collateral Agent and the Purchasers. Notwithstanding the foregoing, and that from time to time the interests of the Collateral Agent and the Purchasers may be aligned, the Collateral Agent and the Purchasers understand, acknowledge and agree that their interests may from time to time conflict, and to the extent of any conflict, Vinson & Elkins L.L.P. shall be acting solely and exclusively as counsel for the Collateral Agent under such circumstances. The Purchasers and the Collateral Agent hereby waive any conflict created by the foregoing arrangement in connection with the Transaction Documents and the transactions contemplated thereby to the fullest extent permitted by applicable law.

     Section 12.4. Rights as Purchaser. In its capacity as a Purchaser, the Collateral Agent and each Affiliate of the Collateral Agent shall have the same rights and obligations as any Purchaser and may exercise such rights as though it were not the Collateral Agent or an Affiliate of the Collateral Agent. The Collateral Agent and its Affiliates may generally engage in any kind of business with the Company or any Subsidiary or Affiliate of the Company, all as if it were not the Collateral Agent hereunder and without any duty to account therefor to any Purchaser.

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

     Section 12.5. Sharing of Set-Offs, Collections, and Payments.

          (a) Each Purchaser agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against the Company or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by the Collateral Agent under this Agreement, causes such Purchaser to have received more than it would have received had such payment been made pro rata to each Purchaser in accordance with Section 12.5(b), then
(i) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Purchasers to share all payments as if such payments had been made pro rata to each Purchaser in accordance with Section 12.5(b), and (ii) such other adjustments shall be made from time to time as shall be equitable to ensure that the Collateral Agent and all Purchasers share all payments of Obligations as if such payments had been made pro rata to each Purchaser in accordance with Section 12.5(b); provided, however, that nothing herein contained shall in any way affect the right of any Purchaser to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of Liabilities other than the Obligations, including, without limitation, any payment in respect of Debt under the Bank Credit Agreement, any other Bank Document or any Hedging Contract, and no obligation shall exist on the part of any Purchaser to share any payments received in respect thereof. The Company expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this
Section 12.5(a) is thereafter recovered from the seller under this Section 12.5(a) which received the same, the purchase provided for in this Section 12.5(a) shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to an order of a Governmental Authority to be paid on account of the possession of such funds prior to such recovery.

          (b) All proceeds realized from the liquidation or other disposition of Collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied as follows:

               (i) first, to reimbursement of expenses and indemnities owing by the Company, any Guarantor or any Subsidiary provided for in this Agreement and the other Transaction Documents to the Collateral Agent;

               (ii) second, pro rata to reimbursement of expenses and indemnities owing by the Company, any Guarantor or any Subsidiary provided for in this Agreement and the other Transaction Documents to the Purchasers;

               (iii) third, pro rata to Make-Whole Amounts on the Fixed Rate Notes;

               (iv) fourth, pro rata to accrued interest on the Notes;

               (v) fifth, pro rata to fees;

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

               (vi) sixth, pro rata to principal outstanding on the Notes;

               (vii) seventh, pro rata to any other Obligations; and

               (viii) eighth, to the Company or as otherwise required by any Governmental Requirement.

     Section 12.6. Investments. Whenever the Collateral Agent in good faith determines that it is uncertain about how to distribute to Purchasers any funds which it has received, or whenever the Collateral Agent in good faith determines that there is any dispute among Purchasers about how such funds should be distributed, the Collateral Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If the Collateral Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if the Collateral Agent is otherwise required to invest funds pending distribution to Purchasers, the Collateral Agent shall invest such funds pending distribution in one or more separate accounts not commingled with other assets of the Collateral Agent; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by the Collateral Agent for distribution to Purchasers (other than to a Person who is the Collateral Agent in its separate capacity as a Purchaser) shall be held by the Collateral Agent pending such distribution solely as the Collateral Agent for such Purchasers, and the Collateral Agent shall have no equitable title to any portion thereof.

     Section 12.7. Benefit of Article XII. The provisions of this Article are intended solely for the benefit of Purchasers and the Collateral Agent, and neither the Company nor any Subsidiary of the Company shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Purchaser or the Collateral Agent. Purchasers and the Collateral Agent may waive or amend such provisions as they desire without any notice to or consent of the Company or any Subsidiary of the Company.

     Section 12.8. Resignation. The Collateral Agent may resign at any time by giving written notice thereof to the Purchasers and the Company. Each such notice shall set forth the date of such resignation. Upon any such resignation the Majority Purchasers shall designate a successor Collateral Agent. A successor must be appointed for any retiring Collateral Agent, and such Collateral Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Collateral Agent's resignation, no successor Collateral Agent has been appointed and has accepted such appointment, then the retiring Collateral Agent may appoint a successor Collateral Agent. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. After any retiring Collateral Agent's resignation hereunder the provisions of this ARTICLE XII and ARTICLE XIV shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent under the Transaction Documents. The Company hereby agrees to pay all fees, if any, as may be charged by any successor Collateral Agent that is a national or state bank or trust company which such Person may reasonably charge for its services as the Collateral Agent, and to enter into or

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

consent to such documents and instruments as such successor Collateral Agent may request in connection with its service and appointment as Collateral Agent.

                                  ARTICLE XIII.
                                PAYMENTS ON NOTES

     Section 13.1. Place of Payment. Subject to Section 13.2, payments of principal, Make-Whole Amount and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of BNP Paribas, in New York (presently 787 7th Avenue, Suite 3000, New York, New York 10019) or such other place in New York as BNP Paribas shall designate to the Company in writing. Subject to Section 13.2, each Holder may change the place of payment of the Notes by giving written notice to BNP Paribas and the Company long as such place of payment shall be in New York.

     Section 13.2. Home Office Payment. So long as any Purchaser originally party hereto, or any nominee of such Purchaser, shall be the Holder of any Note, and notwithstanding anything contained in Section 13.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount and interest by the method and at the address specified for such purpose below such Purchaser's name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 13.1. Prior to any sale or other disposition of any Note held by such Purchaser or such Purchaser's nominee, such Purchaser will, at such Purchaser's election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 11.2. The Company will afford the benefits of this Section to any Institutional Investor that is the direct or indirect transferee of any Note purchased by such Purchaser under this Agreement and that has made the same agreement relating to such Note as such Purchaser has made in this Section.

                                  ARTICLE XIV.
                            EXPENSES, INDEMNITY, ETC.

     Section 14.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company shall promptly pay (i) all placement agent and similar fees, all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Transaction Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by the Collateral Agent, its Affiliates, the Purchasers and the Holders in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement and any other Transaction Document (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (A) reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, the costs of

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obtaining a private placement number for the Notes, and the cost of environmental audits and surveys and appraisals, incurred in connection with the preparation, negotiation, execution, delivery and administration (including in connection with monitoring or confirming (or preparation or negotiation of any document related to) the Company's and it Subsidiaries' compliance with any covenants or conditions contained in this Agreement or in any other Transaction Document) (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Collateral Agent, the Purchasers and the Holders with respect thereto) of this Agreement and the other Transaction Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof, (B) all costs, expenses, taxes, assessments and other charges incurred by the Collateral Agent or any Purchaser in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any other Transaction Document or any other document referred to therein, and (C) the reasonable costs and expenses incurred in enforcing, protecting or defending (or determining whether or how to enforce, protect or defend) any rights under this Agreement or any other Transaction Document or in responding to any subpoena or other legal process or informal investigative demand by any Governmental Authority issued in connection with this Agreement or any other Transaction Document, or by reason of being, or performing the duties of, the Collateral Agent or a Purchaser, and
(iii) the reasonable costs and expenses, including financial advisors' fees, incurred by the Collateral Agent, its Affiliates and the Purchasers, in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and the Notes.

     Section 14.2. INDEMNITY.

          (a) THE COMPANY SHALL INDEMNIFY THE COLLATERAL AGENT AND EACH PURCHASER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER TRANSACTION DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER TRANSACTION DOCUMENT, (ii) THE FAILURE OF THE COMPANY OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY TRANSACTION DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE COMPANY OR ANY SUBSIDIARY SET FORTH IN ANY OF THE TRANSACTION DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY NOTE OR THE USE OF THE PROCEEDS THEREFROM, (v) ANY OTHER ASPECT OF THE TRANSACTION

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DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE COMPANY AND ITS
SUBSIDIARIES BY THE COMPANY AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE COLLATERAL AGENT OR THE PURCHASERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY DOCUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE COMPANY OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE COMPANY OR ANY SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE COMPANY OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY,
(xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE COMPANY OR ANY SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE COMPANY OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE TRANSACTION DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNITEE.

          (b) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Transaction Document or any

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agreement or instrument contemplated hereby or thereby, the transactions contemplated thereby, the Notes or the use of the proceeds thereof.

     Section 14.3. Payment of Expenses and Indemnity. All amounts due under this
ARTICLE XIV shall be payable promptly after written demand therefor.

                                  ARTICLE XV.
                              AMENDMENT AND WAIVER

     Section 15.1. Amendment and Waiver.

          (a) Neither this Agreement nor any provision hereof nor any other Transaction Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Company and the Majority Purchasers or by the Company and the Collateral Agent with the consent of the Majority Purchasers; provided that no such agreement shall (i) reduce the principal amount of, or the Make-Whole Amount on, any Note or reduce the rate of, or change the method of computation of, interest or the Make-Whole Amount thereon, or reduce any fees payable hereunder, or reduce any other Obligations hereunder or under any other Transaction Document, without the written consent of each Purchaser affected thereby, (ii) subject to the provisions of ARTICLE X relating to acceleration or rescission, postpone the scheduled date or time of any payment or prepayment of the principal amount of, or the Make-Whole Amount on, any Note, or any interest thereon, or any fees payable hereunder, or any other Obligations hereunder or under any other Transaction Document, or reduce the amount of, waive or excuse any such payment or prepayment, or postpone or extend the maturity date without the written consent of each Purchaser affected thereby, (iii) waive or amend Section 1.1,
ARTICLE II, ARTICLE IV, ARTICLE VI, ARTICLE VII or Section 12.1 (or any defined term as it is used therein), without the written consent of each Purchaser, (iv) change Section 12.5 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Purchaser, (v) waive or amend Section 8.2 or Section 8.3 or change the definition of the terms "Domestic Subsidiary", "Foreign Subsidiary" or "Subsidiary", without the written consent of each Purchaser, (vi) release any Guarantor (except as set forth in this Agreement or in a Guaranty Agreement), release any of the Collateral (other than as provided in Section 12.1), or reduce the percentage set forth in Section 8.2(a) to less than 80%, without the written consent of each Purchaser, (vii) waive or amend ARTICLE XVI, or the definitions used in ARTICLE XVI, which would have the effect of accelerating the date for, or increasing the amount of, any scheduled prepayment of principal of the Notes, or which would have the effect of modifying ARTICLE XVI, or the definitions used in ARTICLE XVI, without the written consent of each Purchaser and the Senior Indebtedness Representative or
(viii) change any of the provisions of this Section 15.1(a) or the definitions of "Purchaser", "Majority Purchasers" or "Super-majority Purchasers" or any other provision hereof specifying the number or percentage of Purchasers required to waive, amend or modify any rights hereunder or under any other Transaction Documents or make any determination or grant any consent hereunder or any other Transaction Documents, without the written consent of each Purchaser; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Collateral Agent hereunder or under any other Transaction Document without the prior written consent of the Collateral Agent. Notwithstanding the foregoing, any supplement to the Disclosure Schedule related to Section 5.1(l) shall be effective simply by delivering to the

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Collateral Agent a supplemental schedule clearly marked as such and, upon receipt, the Collateral will promptly deliver a copy thereof to the Purchasers.

          (b) No failure on the part of the Collateral Agent or any Purchaser to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Transaction Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Transaction Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Collateral Agent and the Purchasers hereunder and under the other Transaction Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Transaction Document or consent to any departure by the Company therefrom shall in any event be effective unless the same shall be permitted by Section 15.1(a), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the purchase of a Note shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent or any Purchaser may have had notice or knowledge of such Default at the time.

     Section 15.2. Binding Effect; Etc. Any amendment or waiver consented to as provided in Section 15.1(a) applies equally to all Holders and is binding upon them and upon each future Holder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.

     Section 15.3. Solicitation of Holders of Notes.

          (a) Solicitation. The Company will provide each Purchaser (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Transaction Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of Section 15.1(a) to each Purchaser promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers.

          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, guaranty or other form of credit support or credit enhancement, to any Purchaser as consideration for or as an inducement to the entering into by any Purchaser of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security, guaranty or other form of credit support or credit enhancement is concurrently granted, on the same terms, ratably to or for the benefit of each Purchaser then outstanding even if such Purchaser did not consent to such waiver or amendment.

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     Section 15.4. Notes Held by Company. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

                                  ARTICLE XVI.
                           SUBORDINATION OF THE NOTES

     Section 16.1. Subordination of Obligations. The Company and each Subsidiary of the Company covenant and agree, and each Holder by its acceptance of a Note covenants and agrees, that the payment of the Subordinated Obligations shall, to the extent set forth in this ARTICLE XVI, be subordinate and junior and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed.

     Section 16.2. Payment Default or Acceleration. Except under circumstances when the terms of Section 16.5 are applicable, if (a) a Payment Default or Senior Indebtedness Acceleration shall have occurred and be continuing and (b) the Holders or their collateral agent or other representative shall have received a Payment Default Notice, then the Company and any Subsidiary of the Company may not make, and no Holder shall accept, receive or collect, any direct or indirect payment or distribution of any kind or character (in cash, securities, other Property, by setoff, or otherwise other than Reorganization Securities) of any properties or assets of the Company or any Subsidiary of the Company on account of the Subordinated Obligations during the Payment Blockage Period; provided, however, that in the case of any payment on or in respect of any Subordinated Obligation that would (in the absence of any such Payment Default Notice) have been due and payable on any date (a "Scheduled Payment Date") during such Payment Blockage Period pursuant to the terms of the Notes as in effect on the date hereof or as amended consistent with the provisions of
Section 16.12, the provisions of this Section 16.2 shall not prevent the making and acceptance of such payment (a "Scheduled Payment"), together with any additional default interest as is due on the Notes, on or after the date immediately following the termination of such Payment Blockage Period. In the event that, notwithstanding the foregoing, the Company or any Subsidiary of the Company shall make any payment or distribution to any Holder prohibited by the foregoing provisions of this Section 16.2, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness or the Senior Indebtedness Representative for application against the Senior Indebtedness remaining unpaid until such Senior Indebtedness are paid in full in cash. Any Payment Default Notice shall be deemed received by the Holders upon the date of actual receipt by the Holders or their collateral agent or other representative of such Payment Default Notice in writing.

     Section 16.3. Non-Payment Default. Except under circumstances when the terms of Section 16.2 or Section 16.5 are applicable, if (a) a Non-Payment Default shall have occurred and be continuing, (b) the Holders or their collateral agent or other representative shall have received a Non-Payment Default Notice, and (c) no Non-Payment Default Notice shall have been

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given within the 360 day period immediately preceding the giving of such
Non-Payment Default Notice, then the Company and any Subsidiary of the Company may not make, and no Holder shall accept, receive or collect, any direct or indirect payment or distribution of any kind or character (in cash, securities, other Property, by setoff, or otherwise other than Reorganization Securities) of any properties or assets of the Company or any Subsidiary of the Company on account of the Subordinated Obligations during the Non-Payment Blockage Period; provided, however, that in the case of any Scheduled Payment on or in respect of any Subordinated Obligation that would (in the absence of any such Non-Payment Default Notice) have been due and payable on any Scheduled Payment Date during such Non-Payment Blockage Period pursuant to the terms of the Notes as in effect on the date hereof or as amended consistent with the requirements of Section 16.12, the provisions of this Section 16.3 shall not prevent the making and acceptance of such Scheduled Payment, together with any additional default interest as is due on the Notes, on or after the date immediately following the termination of such Non-Payment Blockage Period. In the event that, notwithstanding the foregoing, the Company or any Subsidiary of the Company shall make any payment or distribution to any Holder prohibited by the foregoing provisions of this Section 16.3, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness or the Senior Indebtedness Representative for application against the Senior Indebtedness remaining unpaid until such Senior Indebtedness are paid in full in cash. Any Non-Payment Default Notice shall be deemed received by the Holders upon the date of actual receipt by the Holders or their collateral agent or other representative of such Non-Payment Default Notice in writing.

     Section 16.4. Standstill. At any time that the Holders are not permitted to receive payments on the Subordinated Obligations pursuant to either Section 16.2 or Section 16.3, the Holders and any collateral agent or other representative of the Holders will not commence any Enforcement Action relative to the Company or any Subsidiary of the Company during the Standstill Period. Upon the termination of the Standstill Period, the Holders may exercise all rights or remedies they may have in law or equity; provided, however, that if a Standstill Period terminates pursuant to clause (e) thereof, no Holder and no agent or representative thereof shall exercise any remedies against, or attempt to foreclose upon, garnish, sequester or execute upon, any Property known to it as constituting collateral for the Senior Indebtedness (other than to file or record any judgment liens it may have obtained against such collateral) during the period that such Standstill Period would have been in effect but for termination pursuant to clause (e) of the definition of "Standstill Period;" provided further, that the Payment Blockage Period or the Non-Payment Blockage Period, as the case may be, if not also terminated, shall continue for its full period notwithstanding the termination of the Standstill Period. Notwithstanding the foregoing, no Standstill Period may be commenced while any other Standstill Period exists or within 180 days following the termination of any prior Standstill Period (provided that this sentence shall not relieve any Holder of its obligation to provide notice under Section 16.9).

     Section 16.5. Insolvency; Bankruptcy; Etc.. In the event of the institution of any Insolvency Proceeding relative to the Company or any Subsidiary of the Company, then:

          (a) The holders of the Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness before the Holders are entitled to receive any

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direct or indirect payment or distribution of any kind or character, whether in cash, Property or securities (other than Reorganization Securities) on account of the Subordinated Obligations.

          (b) Any direct or indirect payment or distribution of any kind or character, whether in cash, Property or securities, by setoff or otherwise, which may be payable or deliverable in such proceedings in respect of the Subordinated Obligations but for the provisions of this ARTICLE XVI shall be paid or delivered by the Person making such payment or distribution, whether the Company, a Subsidiary of the Company, a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to the holders of the Senior Indebtedness or the Senior Indebtedness Representative, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid; provided, however, that no such delivery of any Reorganization Securities shall be made to holders of the Senior Indebtedness. In the event that, notwithstanding the foregoing provisions of this Section 16.5, the Holders shall have received any such payment or distribution of any kind or character, whether in cash, Property or securities, by setoff or otherwise, before all Senior Indebtedness are paid in full in cash, which is to be paid to the holders of the Senior Indebtedness under the foregoing provisions of this Section 16.5, then and in such event such payment or distribution shall be held in trust for the benefit of and immediately shall be paid over to the holders of the Senior Indebtedness or the Senior Indebtedness Representative for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full in cash.

          (c) If no proof of claim is filed in any Insolvency Proceeding with respect to any Subordinated Obligations by the tenth day prior to the bar date for any such proof of claim, the Senior Indebtedness Representative may, after notice to the Holders or their collateral agent or other representative, file such a proof of claim on behalf of the Holders, and each Holder hereby irrevocably appoints the Senior Indebtedness Representative as its agent and attorney-in-fact for such limited purpose; provided, that the foregoing shall not confer to the holder of any Senior Indebtedness the right to vote on behalf of the Holders in any Insolvency Proceedings.

     Section 16.6. No Impairment. No right of any present or future holder of Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Subsidiary of the Company or by any non-compliance by the Company or any Subsidiary of the Company with the terms, provisions, and covenants of this ARTICLE XVI or the Notes, regardless of any knowledge thereof any such holder may have or be otherwise charged with. The provisions of this
ARTICLE XVI shall be enforceable directly by any present or future holder of Senior Indebtedness and/or the Senior Indebtedness Representative.

     Section 16.7. Rights of Creditors; Subrogation. The provisions of this
ARTICLE XVI are for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand, and the Holders on the other hand, and nothing herein shall impair, as between the Company and the Holders, the obligation of the Company, which is unconditional and absolute, to pay to the Holders the principal thereof and Make-Whole Amount (in the case of Fixed Rate Notes), if any, and interest thereon in accordance with their terms and the provisions hereof, nor shall anything herein, except as otherwise provided in
Section 16.4, prevent the Holders from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder or under the Notes (including the right to demand payment and sue for performance

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

hereof and of the Notes and to accelerate the maturity thereof as provided by the terms of the Notes), subject to the rights of holders of Senior Indebtedness under this ARTICLE XVI. Upon payment in full of the Senior Indebtedness in cash and termination of the commitments of any holder of Senior Indebtedness to make loans or extensions of credit, and expiration or termination of all letters of credit issued by any holder of Senior Indebtedness, the Holders shall, to the extent of any payments or distributions paid or delivered to the holders of the Senior Indebtedness or otherwise applied to the Senior Indebtedness pursuant to the provisions of this ARTICLE XVI, be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company made on Senior Indebtedness (and any security therefor) until the Subordinated Obligations shall be paid in full (and, for this purpose, no such payments or distributions paid or delivered to the holders of the Senior Indebtedness or otherwise applied to the Senior Indebtedness shall be deemed to have discharged the Subordinated Obligations), and, for the purposes of such subrogation, no payments to the holders of Senior Indebtedness of any cash, assets, stock, or obligations to which the Holders would be entitled except for the provisions of this ARTICLE XVI shall, as between the Company, its creditors (other than the holders of the Senior Indebtedness), and the Holders, be deemed to be a payment by the Company to or on account of Senior Indebtedness. The fact that failure to make any payment on account of the Subordinated Obligations is caused by reason of the operation of any provision of this ARTICLE XVI shall not be construed as preventing the occurrence of an Event of Default.

     Section 16.8. Payments on Senior Indebtedness. In the event that any Holder determines in good faith that evidence is required with respect to the right of any holder of Senior Indebtedness to participate in any payment or distribution pursuant to this ARTICLE XVI or the amount of such participation, such Holder may request such Person to furnish evidence to the reasonable satisfaction of such Holder as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this ARTICLE XVI, and if such evidence is not furnished, such Holder may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; provided that, upon the written request of such Person to such Holder, such payment shall be made to the court having jurisdiction over such judicial determination or to another Person mutually satisfactory to such Person and such Holder, as escrowee, to be held and invested pending such judicial determination in accordance with such instructions as shall be mutually satisfactory to such Person and such Holder and upon such judicial determination becoming final and nonappealable to be distributed in accordance therewith to the Person entitled thereto.

     Section 16.9. Notice of Acceleration, Enforcement Action.

          (a) Each Holder agrees that in the event any Event of Default shall occur, and as a result thereof, any Holder or any collateral agent or other representative of such Holder accelerates maturity of the Notes, then such Holder or collateral agent or other representative shall give prompt (and in any event within 3 Business Days) notice thereof in writing to the holders of the Senior Indebtedness or the Senior Indebtedness Representative. The Company and any Subsidiary of the Company may not pay the Notes until ten Business Days after the Senior Indebtedness Representative receives the notice described above and, after that ten

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Business Day period, may pay the Notes, and the Holders may receive or collect such payment, only if the provisions of this ARTICLE XVI do not prohibit such payment at that time.

          (b) Each Holder agrees that in the event any Event of Default shall occur, and as a result thereof, any Holder or any collateral agent or other representative of such Holder intends to commence any Enforcement Action, then such Holder or collateral agent or other representative shall first deliver notice thereof in writing to the Senior Indebtedness Representative both (i) not less than 10 days prior to taking any such Enforcement Action, and (ii) one Business Day after such Enforcement Action is taken.

     Section 16.10. Reinstatement. The provisions of this ARTICLE XVI shall remain in force and effect until the indefeasible payment in full of all Senior Indebtedness and the termination of all commitments of any holder of Senior Indebtedness to make loans or extensions of credit, and expiration or termination of all letters of credit issued by any holder of Senior Indebtedness. To the extent any payment of or distribution in respect of the Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to the Company or any Subsidiary of the Company or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment or distribution is recovered by, or paid over to, the Company or any Subsidiary of the Company or such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment has not occurred and the provisions of this
ARTICLE XVI shall continue to be applicable in respect of said reinstated Senior Indebtedness.

     Section 16.11. Rights of Holders of Senior Indebtedness. The holders of Senior Indebtedness may, at any time and from time to time subject to the terms of the Senior Indebtedness, without the consent of or notice to the Holders or any collateral agent or other representative of the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination or other benefits provided in this ARTICLE XVI or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, increase (but not in excess of the cap provided for in the definition of "Senior Indebtedness"), alter or amend, Senior Indebtedness or any instrument evidencing the same or any covenant or agreement under which Senior Indebtedness is outstanding or secured or any liability of any obligor thereon; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) settle or compromise any Senior Indebtedness or any liability of any obligor thereon or release any Person liable in any manner for the payment of Senior Indebtedness; and (d) waive any default under Senior Indebtedness and exercise or refrain from exercising any rights against the Company, any Subsidiary of the Company or any other Person. The foregoing provisions are not intended to permit a change to the definition of "Senior Indebtedness".

     Section 16.12. Amendments. No amendment of this ARTICLE XVI, or the definitions used in this ARTICLE XVI, or which would have the effect of modifying this ARTICLE XVI, or the definitions used in this ARTICLE XVI, shall be effective unless it is in writing and made

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

with the prior written consent of the Required Banks or by the Senior Indebtedness Representative on their behalf.

     Section 16.13. Identity of Noteholders for Notice Purposes. For purposes of any notice required or permitted to be given hereunder by the holders of the Senior Indebtedness or the Senior Indebtedness Representative to the Holders, or any of them, the holders of the Senior Indebtedness and the Senior Indebtedness Representative shall be entitled to rely, conclusively, on the identity and address of each Holder as set forth in this Agreement or as otherwise set forth in the most recent notice received by the Senior Indebtedness Representative from a Holder referring to this ARTICLE XVI for purposes of providing the identity and address of each Holder. The Holders agree that any notices required to be given to the Holders shall be effective if such notice is given to the collateral agent or other representative of the Holders. For so long as the Subordinated Obligations are outstanding, the Holders agree to designate and maintain a collateral agent or other representative for such purposes.

     Section 16.14. Liens.

          (a) All Liens granted by the Company, or, if applicable, any Subsidiary of the Company, which at any time secure any Note are hereby made, and will at all times prior to the full payment or discharge of the Senior Indebtedness be, subject and subordinate to all Liens granted by the Company or any Subsidiary of the Company which at any time secure the Senior Indebtedness, which subordination shall be effective whether or not all such Liens securing Senior Indebtedness have been properly recorded, filed and otherwise perfected prior to all such Liens securing any Note and regardless of the relative priority of such Liens as determined without regard to this ARTICLE XVI. The mortgages included in the Bank Documents do (and other mortgages, security agreements and similar Bank Documents may) describe the indebtedness secured thereby in a manner which might include indebtedness other than the Senior Indebtedness. For so long as any Note is outstanding, as between the Holders and the holders of the Senior Indebtedness, only the Senior Indebtedness shall be deemed to be secured by any Liens granted under the Bank Documents.

          (b) Each Holder agrees that it will not initiate, join in or prosecute any claim, action or other proceeding challenging the validity or enforceability of the Senior Indebtedness or the Liens securing the Senior Indebtedness.

     Section 16.15. Legend.

          (a) Each Note shall be conspicuously inscribed with a legend substantially in the form and substance as follows:

     PAYMENT OF THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN ARTICLE XVI OF THE NOTE PURCHASE AGREEMENT DATED JUNE 27, 2003 BY AND AMONG QUICKSILVER RESOURCES, INC., BNP PARIBAS, AS COLLATERAL AGENT AND THE PURCHASERS PARTIES THERETO, BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS, THE PROVISIONS OF WHICH ARTICLE XVI OF SUCH NOTE PURCHASE AGREEMENT BEING

     INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

          (b) The Company and each Holder or the collateral agent or other representative of the Holders shall cause each mortgage, security agreement and other instrument securing all or any part of the Subordinated Obligations to be conspicuously inscribed with a legend substantially in the form and substance as follows:

     ALL LIENS GRANTED BY THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN
     ARTICLE XVI OF THE NOTE PURCHASE AGREEMENT DATED JUNE 27, 2003 BY AND AMONG QUICKSILVER RESOURCES, INC., BNP PARIBAS, AS COLLATERAL AGENT AND PURCHASERS PARTIES THERETO, BE SUBORDINATE AND JUNIOR TO ALL LIENS GRANTED BY GRANTOR TO SECURE THE SENIOR INDEBTEDNESS REGARDLESS OF THE RELATIVE PRIORITY OF SUCH LIENS AS DETERMINED WITHOUT REGARD TO SUCH ARTICLE XVI OF SUCH NOTE PURCHASE AGREEMENT, THE PROVISIONS OF WHICH ARTICLE XVI OF SUCH NOTE PURCHASE AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

     Section 16.16. Successors and Assigns. Each Holder acknowledges and agrees that the provisions of this ARTICLE XVI are, and are intended to be, an inducement and a consideration to each holder of Senior Indebtedness, whether such Senior Indebtedness was made or incurred before or after the issuance of the Notes, to permit the Company to incur the Subordinated Obligations and to make, extend, continue and/or acquire the Senior Indebtedness and each holder of the Senior Indebtedness shall be deemed conclusively to have relied upon the provisions of this ARTICLE XVI in permitting the Company to incur the Subordinated Obligations and in making, extending, continuing and/or acquiring such Senior Indebtedness. This ARTICLE XVI shall pass to and be fully binding upon the successors and assigns of each Holder and shall inure to the benefit of the present and future holders of the Senior Indebtedness and the Senior Indebtedness Representative and their respective successors and assigns (including without limitation any Person refinancing any Senior Indebtedness).

                                  ARTICLE XVII.
                                  MISCELLANEOUS

     Section 17.1. Notices. All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

               (i) if to the Collateral Agent, to it at 1200 Smith Street, Suite 3100, Houston, Texas 77002, Attention of Brian Malone (Telecopy No. (713) 659-6915), with a copy to the Collateral Agent, at 1200 Smith Street, Suite 3100, Houston, Texas 77002, Attention of Gabe Ellisor (Telecopy No. (713) 659-6915), Houston, Texas 77002;

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

               (ii) if to a Purchaser or its nominee, to the Purchaser or its nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing;

               (iii) if to the Company, to the Company at 777 West Rosedale Street, Fort Worth, Texas 76104, Attention of Glenn M. Darden, President and Chief Executive Officer (Telecopy No. (817) 665-5005, or at such other address as the Company shall have specified to the Holder of each Note in writing.

Notices under this Section 17.1 will be deemed given only when actually received.

     Section 17.2. Acknowledgments and Admissions. The Company represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Transaction Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Transaction Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Purchasers or the Collateral Agent whether written, oral or implicit, other than as expressly set out in this Agreement or in another Transaction Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Purchasers or the Collateral Agent as to the Transaction Documents except as expressly set out in this Agreement or in another Transaction Document delivered on or after the date hereof, (iv) neither Purchasers nor the Collateral Agent owes any fiduciary duty to the Company or any Subsidiary with respect to any Transaction Document or the transactions contemplated thereby, (v) the relationship pursuant to the Transaction Documents between the Company, on one hand, and Purchasers and the Collateral Agent, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Transaction Documents between the Company and any of the Purchasers or the Collateral Agent, (vii) should a Default occur or exist each Purchaser and the Collateral Agent will determine in its sole and absolute discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, the Company is not relying upon any representation or covenant by any Purchaser or the Collateral Agent, or any representative thereof, and no such representation or covenant has been made, that Purchasers or the Collateral Agent at the time of a Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Transaction Documents with respect to any such Default or any other provision of the Transaction Documents, and (ix) each Purchaser has relied upon the truthfulness of the acknowledgments in this
Section 17.2 in deciding to execute and deliver this Agreement and to purchase the Notes.

     Section 17.3. Survival. All covenants, agreements, representations and warranties made by the Company or any Subsidiary herein or in any other Transaction Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Transaction Document shall be considered to have been relied upon by the other parties hereto and any subsequent Holder, and shall survive the execution and delivery of this Agreement and the other Transaction Documents, the performance hereof and thereof, the sale, purchase, transfer (or any portion of or interest in), and payment of, the Notes, regardless of any investigation made by any such Person or on its behalf and notwithstanding that the Collateral Agent, any Purchaser or any other Person may have had notice or knowledge of any Default or incorrect representation or warranty at any time, and shall continue in full force and effect as long as the principal of or any accrued interest on any Note, any Make-Whole Amount or any fee or any other amount payable under this Agreement or any other Transaction Document is outstanding and unpaid. The provisions of ARTICLE XII and ARTICLE XIV shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Notes, or the termination of this Agreement, any other Transaction Document or any provision hereof or thereof.

     Section 17.4. Revival; Reinstatement. To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Collateral Agent's and the Purchasers' Liens, security interests, rights, powers and remedies under this Agreement and each other Transaction Document shall continue in full force and effect. In such event, each Transaction Document shall be automatically reinstated and the Company shall take such action as may be requested by the Collateral Agent or any Purchaser to effect such reinstatement.

     SECTION 17.5. ENTIRE AGREEMENT. ALL STATEMENTS AND AGREEMENTS CONTAINED IN ANY CERTIFICATE OR OTHER INSTRUMENT DELIVERED BY THE COMPANY TO THE PURCHASERS OR THE COLLATERAL AGENT UNDER ANY TRANSACTION DOCUMENT SHALL BE DEEMED REPRESENTATIONS AND WARRANTIES BY THE COMPANY OR AGREEMENTS AND COVENANTS OF THE COMPANY UNDER THIS AGREEMENT. SUBJECT TO THE PRECEDING SENTENCE, THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS AND ANY SEPARATE LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE COLLATERAL AGENT OR THE PURCHASERS CONSTITUTE THE ENTIRE CONTRACT AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     Section 17.6. Parties in Interest. All grants, covenants and agreements contained in the Transaction Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that the Company may not assign or transfer any of its rights or delegate any of its duties or obligations under any Transaction Document without the prior consent of Purchasers as required under Section 15.1(a).

     Section 17.7. Governing Law; Jurisdiction; Consent to Service of Process.

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

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE TRANSACTION DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

          (c) EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED HEREIN OR SUCH OTHER ADDRESS AS IS SPECIFIED FROM TIME TO TIME PURSUANT TO THE PROVISIONS HEREIN, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.

          (d) EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE TRANSACTION DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS
Section 17.7.

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

     Section 17.8. Limitation on Interest. The Purchasers, the Collateral Agent, the Company and any other parties to the Transaction Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Transaction Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither the Company nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Section shall control over all other provisions of the Transaction Documents which may be in conflict or apparent conflict herewith. Purchasers and the Collateral Agent expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Purchaser or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all such sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Purchaser's or such holder's option, promptly returned to the Company or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Purchasers, the Collateral Agent and the Company (and any other payors or payees thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Notes in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law.

     Section 17.9. Termination. In its sole and absolute discretion the Company may at any time after all Obligations have been indefeasibly paid in full in cash elect in a notice delivered to all Purchasers to terminate this Agreement and the other Transaction Documents. Upon receipt by Purchasers of such a notice, if no Obligations are then owing then this Agreement and all other Transaction Documents shall thereupon be terminated, the Liens thereunder released, and the parties thereto released from all prospective obligations thereunder. At the request and expense of the Company, Purchasers and the Collateral Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Transaction Documents.

     Section 17.10. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Collateral Agent or any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information

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

previously or hereafter furnished to the Collateral Agent or such Purchaser, may be reproduced by the Collateral Agent or such Purchaser by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Collateral Agent or such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Collateral Agent or such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section shall not prohibit the Company or the Collateral Agent or any Purchaser from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the in accuracy of any such reproduction.

     Section 17.11. Confidentiality. For the purposes of this Section, "Confidential Information" means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser's behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser hereunder that are otherwise publicly available. Such Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser's directors, officers, employees, agents, attorneys, investors, and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's Notes), (ii) such Purchaser's Affiliates, auditors, attorneys, and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section, (iii) any other Purchaser, (iv) any Institutional Investor to which such Purchaser may sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section), (v) any Person from which such Purchaser may offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (1) to effect compliance with any law, rule, regulation or order applicable to such Purchaser,
(2) in response to any subpoena or other legal process, (3) in connection with any litigation to which such Purchaser is a party or (4) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's Notes and this Agreement.

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

Each Holder, by its acceptance of such Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Purchaser of information required to be delivered to such Purchaser under this Agreement or requested by such Purchaser (other than a Purchaser that is a party to this Agreement or its nominee), such Purchaser will enter into an agreement with the Company embodying the provisions of this Section. (References to "Purchaser" in this Section 17.11 also refer to the Collateral Agent.) Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with the securities laws, any Holder (and each employee, representative or other agent of the investors) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the offering and all materials of any kind (including opinions and other tax analyses) that are provided to such Holder relating to such tax treatment and tax structure. For this purpose, "tax structure" is limited to facts relevant to the U.S. federal income tax treatment of the offering and does not include information relating to the identity of the issuer, its Affiliates, agents or advisors.

     Section 17.12. Rules of Construction; Etc. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person's successors and assigns (subject to the restrictions contained herein), (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word "from" means "from and including" and the word "to" means "to and including" and (f) any reference herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Transaction Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     Section 17.13. Severability. Any provision of this Agreement or any other Transaction Document that is prohibited, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, illegality or

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

unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 17.14. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement,

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

     IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

COMPANY:                               QUICKSILVER RESOURCES INC.


                                       By: /s/ Glenn Darden
                                           -------------------------------------
                                           Glenn Darden
                                           President and Chief Executive Officer

                                       Address:

                                       777 West Rosedale St.
                                       Fort Worth, Texas 76104

                                       Attention: Glenn M. Darden
                                       Telephone: (817) 665-5000
                                       Telecopy: (817) 665-5005

                                 Signature Page
                                     Page 1

COLLATERAL AGENT:                      BNP PARIBAS, as Collateral Agent


                                       By: /s/ Brian M. Malone
                                           -------------------------------------
                                       Name:  Brian M. Malone
                                       Title: Managing Director


                                       By: /s/ Gabe Ellisor
                                           -------------------------------------
                                       Name:  Gabe Ellisor
                                       Title: Vice President

                                 Signature Page
                                     Page 2

PURCHASER:                             THE PRUDENTIAL INSURANCE COMPANY OF
                                       AMERICA


                                       By: /s/ Ric E. Able
                                           -------------------------------------
                                       Name:  Ric E.Able
                                       Title: Vice President

                                 Signature Page
                                     Page 3

PURCHASER:                             BNP PARIBAS


                                       By: /s/ Brian M. Malone
                                           -------------------------------------
                                       Name:  Brian M. Malone
                                       Title: Managing Director


                                       By: /s/ Gabe Ellisor
                                           -------------------------------------
                                       Name:  Gabe Ellisor
                                       Title: Vice President

                                 Signature Page
                                     Page 4

PURCHASER:                             FORTIS CAPITAL CORP.


                                       By: /s/ Christopher S. Parada
                                           -------------------------------------
                                       Name:  Christopher S. Parada
                                       Title: Vice President


                                       By: /s/ Darrell W. Holley
                                           -------------------------------------
                                       Name:  Darrell W. Holley
                                       Title: Managing Director

                                 Signature Page
                                     Page 5

PURCHASER:                             THE ROYAL BANK OF SCOTLAND plc


                                       By: /s/ Adam Pettifer
                                           -------------------------------------
                                       Name:  Adam Pettifer
                                       Title: Senior Vice President

                                 Signature Page
                                     Page 6

                                                                      Schedule A

                       INFORMATION RELATING TO PURCHASERS

                                                                                   Aggregate
                                                                                   Principal
                                                                                Amount of Notes        Note
                                                                                to be Purchased   Denomination(s)
                                                                                ---------------   ---------------
     THE PRUDENTIAL INSURANCE COMPANY OF
     AMERICA                                                                     $30,000,000.00    $30,000,000.00

(1)  Type of Notes to be Purchased: Fixed Rate Notes

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No.: 890-0304-391
     The Bank of New York
     New York, NY
     (ABA No.: 021-000-018)

     Each such wire transfer shall set forth the name of the Company, a reference to "Senior Subordinated Second Lien Mortgage Notes due
     December 31, 2006, Security No. !INV 8700!, PPN 74837R A@ 3", and the due date and application (as among principal, interest and Make-Whole
     Amount) of the payment being made.

(3)  Address for all notices relating to payments:

     The Prudential Insurance Company of America
     c/o Investment Operations Group
     Gateway Center Two, 10th Floor
     100 Mulberry Street
     Newark, NJ 07102-4077

     Attention:  Manager, Billings and Collections

(4)  Address for all other communications and notices:

     The Prudential Insurance Company of America
     c/o Prudential Capital Group
     2200 Ross Avenue, Suite 4200E
     Dallas, TX 75201

     Attention:  Managing Director

(5)  Recipient of telephonic prepayment notices:

     Manager, Trade Management Group

     Telephone: (973) 367-3141
     Facsimile: (800) 224-2278

                                   Schedule A
                                     Page 1

(6)  Tax Identification No.: 22-1211670

                                   Schedule A
                                     Page 2

                                                                                   Aggregate
                                                                                   Principal
                                                                                Amount of Notes        Note
                                                                                to be Purchased   Denomination(s)
                                                                                ---------------   ---------------
     BNP PARIBAS
                                                                                 $10,000,000.00    $10,000,000.00

(1)  Type of Notes to be Purchased: Fixed Rate Notes

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No.: 521-315-43461 (further credit to BNPP Houston Loan
     Servicing)
     BNP Paribas
     New York, New York
     (ABA No.: 026-007-689)

     Each such wire transfer shall set forth the name of the Company, a reference to Quicksilver Resources "Senior Subordinated Second Lien
     Mortgage Notes due December 31, 2006", and the due date and application
     (as among principal, interest and Make-Whole Amount) of the payment being made.

(3)  Address for all notices relating to payments:

     BNP Paribas
     919 Third Avenue
     New York, New York 10022

     Attention: Peter Medina/Pedro Rivera

(4)  Address for all other communications and notices:

     BNP Paribas
     1200 Smith Street
     Houston, Texas 77002

     Attention: Brian Malone/Gabe Ellisor
     Telephone: (713) 982-1153/(713) 982-1168
     Facsimile: (713) 659-6915

(5) Recipient of telephonic prepayment notices:

     Peter Medina/Pedro Rivera

     Telephone: (212) 471-6457
     Facsimile: (212) 841-2683

(6)  Tax Identification No.: 94-1677-765

                                   Schedule A
                                     Page 3

                                                                                   Aggregate
                                                                                   Principal
                                                                                Amount of Notes        Note
                                                                                to be Purchased   Denomination(s)
                                                                                ---------------   ---------------
     FORTIS CAPITAL CORP.
                                                                                 $10,000,000.00    $10,000,000.00

(1)  Type of Notes to be Purchased: Floating Rate Notes

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No.: 001-1-624418
     The Chase Manhattan Bank
     (ABA No.: 021000021
     Account Name: Fortis Capital Corp

     Each such wire transfer shall set forth the name of the Company, a reference to "Senior Subordinated Second Lien Mortgage Notes due
     December 31, 2006", and the due date and application (as among principal and interest) of the payment being made.

(3)  Address for all notices relating to payments:

     Fortis Capital Corp
     301 Tresser Blvd.
     Stamford, CT 06901

     Attention: Marlene Purrier-Ellis
     (203) 705-5753

(4)  Address for all other communications and notices:

     Fortis Capital Corp
     301 Tresser Blvd.
     Stamford, CT 06901

     Attention: Marlene Purrier-Ellis
     (203) 705-5753

(5)  Recipient of telephonic prepayment notices:

     Marlene Purrier-Ellis
     Peter Testa

     Telephone: (203) 705-5753
     Facsimile: (203) 705-5888

(6)  Tax Identification No.: 06-1580656

                                   Schedule A
                                     Page 4

                                                                                   Aggregate
                                                                                   Principal
                                                                                Amount of Notes        Note
                                                                                to be Purchased   Denomination(s)
                                                                                ---------------   ---------------
     THE ROYAL BANK OF SCOTLAND plc
                                                                                 $20,000,000.00    $20,000,000.00

(1)  Type of Notes to be Purchased: Floating Rate Notes

(2) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

     Account No.: 400931052
     The Chase Manhattan Bank
     New York, New York
     ABA No.: 021000021

     Each such wire transfer shall set forth the name of the Company, a reference to "Senior Subordinated Second Lien Mortgage Notes due
     December 31, 2006", and the due date and application (as among principal and interest) of the payment being made.

(3)  Address for all notices relating to payments:

     The Royal Bank of Scotland plc
     New York Branch
     101 Park Avenue
     New York, New York  10178

     Attention: Sheila Shaw

(4)  Address for all other communications and notices:

     The Royal Bank of Scotland plc
     600 Travis Street, Suite 6070
     Houston, Texas 77002

     Attention: Bobby Poirrier

(5)  Recipient of telephonic prepayment notices:

     Sheila Shaw

     Telephone: (212) 401-1406
     Facsimile: (212) 401-1494

(6)  Tax Identification No.: 131898944

                                   Schedule A
                                     Page 5

                                                                      SCHEDULE B

                                  DEFINED TERMS

     As used in this Schedule and in the Agreement to which this Schedule is attached (the "Agreement"), each of the following terms has the meaning set forth below or set forth in the section of the Agreement referred to in the following definition of such term:

     "Adjusted LIBO Rate" means, with respect to any Floating Rate Note for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Adjusted Total NPV" means at any time an amount determined in accordance with Section 9.1(q)(iii), as the same may be adjusted from time to time pursuant to Section 8.3(c) or Section 9.1(h)(iv). No category of reserves other than Proved Reserves shall be taken into account in determining Adjusted Total NPV and at least 70% of Adjusted Total NPV must be comprised of PDP NPV.

     "Advance Payment" has the meaning assigned such term in Section 9.1(h).

     "Advance Payment Contract" has the meaning assigned such term in Section 9.1(h).

     "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

     "Agent Bank" means Bank of America, N.A., as Administrative Agent for the Banks under and as defined in the Bank Credit Agreement, and its successors and assigns in such capacity.

     "Agreement" means this Note Purchase Agreement, as the same may from time to time be amended, modified, supplemented or restated.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable Margin" means, for any day, with respect to any Floating Rate Note while the Adjusted LIBO Rate is in effect, a rate per annum equal to 5.48% and while the Alternate Base Rate is in effect, a rate per annum equal to 2.52%.

     "Approved Petroleum Engineers" means (a) Schlumberger Holditch - Reservoir Technologies Consulting Services, (b) Netherland, Sewell & Associates, Inc. or
(c) any other reputable firm of independent petroleum engineers acceptable to the Majority Purchasers.

                                   Schedule B
                                     Page 1

     "Bank Credit Agreement" means, collectively, that certain Fourth Amended and Restated Credit Agreement dated as of May 13, 2002 among the Company, Bank of America, N.A., as Administrative Agent and a Bank, and the financial institutions listed therein from time to time as Banks, as from time to time renewed, extended, amended, supplemented, or restated, and any agreements representing the refinancing, replacement, or substitution in whole or in part of the revolving credit loans and letter of credit liabilities made or incurred under such Fourth Amended and Restated Credit Agreement.

     "Bank Debt" has the meaning given such term in Section 9.1(a)(iii).

     "Bank Documents" means, collectively, (a) the Bank Credit Agreement and the Eligible Hedging Contracts, (b) any note, bond or other instrument evidencing Senior Indebtedness, (c) all mortgages, security agreements, pledge agreements or financing statements evidencing, creating or perfecting any Lien to secure the Senior Indebtedness in any way, (d) all guarantees of the Senior Indebtedness, (d) all other documents, instruments or agreements relating to the Senior Indebtedness now or hereafter executed or delivered by and among the Company, any Subsidiary of the Company, the Senior Indebtedness Representative or any Bank, including without limitation each of the other the "Loan Papers" as such term is defined in the Bank Credit Agreement, and (e) all renewals, extensions, amendments, modifications or restatements of the foregoing.

     "Banks" means Bank of America, N.A., in its capacity as Administrative Agent under the Bank Credit Agreement, together with its successors in such capacity, all Persons which now or hereafter constitute "Bank" under the Bank Credit Agreement and their respective successors and assigns, and all Person refinancing any Senior Indebtedness and their respective successors and assigns.

     "Blockage Period" means a Non-Payment Blockage Period or a Payment Blockage Period.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.

     "Business Day" means any day, other than Saturday or Sunday, on which commercial banks are open for business in New York, New York.

     "Capital Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.

     "Casualty Event" means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Company or any of its Subsidiaries having a fair market value in excess of $100,000.

     "Change of Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the

                                   Schedule B
                                     Page 2

Darden Group, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors a majority of whom was so nominated.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Holder of any Governmental Authority made or issued after the date of this Agreement.

     "Closing" has the meaning assigned such term in Section 3.1.

     "CMS" means CMS Oil and Gas Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     "Collateral" means all Property of any kind which is subject to a Lien in favor of the Purchasers or the Collateral Agent or which, under the terms of any Security Document, is purported to be subject to such a Lien.

     "Collateral Agent" is defined in Section 12.1.

     "Company" means Quicksilver Resources Inc., a Delaware corporation.

     "Company's 10-K" has the meaning assigned such term in Section 5.1(j).

     "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References to the Company's Consolidated Subsidiaries refer to each Subsidiary of the Company (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Company in accordance with GAAP. References to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

     "Consolidated Fixed Charges" means, for any period, the sum of (a) all interest paid or accrued during such period on Debt (including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining the Company's Consolidated Net Income during such period plus (b) all current maturities of the Company's Consolidated Debt for the next succeeding four-quarter fiscal period plus (c) all dividends declared or paid on any preferred stock of the Company during such period. As used herein, "current maturities of the Company's Consolidated Debt" shall include all payments of principal on Debt that the Company or any of its Subsidiaries is obligated to pay.

                                   Schedule B
                                     Page 3

     "Consolidated Net Income" means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP, but excluding: (a) the income of any other Person (other than the Company's Subsidiaries) in which the Company or any of its Subsidiaries has an ownership interest, unless received by the Company or its Subsidiaries in a cash distribution; (b) the net income (but not loss) during such period of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any gains or losses attributable to asset dispositions; and (e) to the extent not included in clauses (a) and (d) above, any after-tax
(i) extraordinary gains (net of extraordinary losses) or (ii) non-cash gains or losses.

     "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, contract, instrument or other undertaking to which such Person is a party or which it or any of its Property is bound.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 10% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person (other than as a limited partner of such other Person) will be deemed to "control" such other Person. "Controlling" and "Controlled" have meanings correlative thereto.

     "Darden Group" means, collectively, Mercury Exploration Company, a Texas corporation; Quicksilver Energy, L.C., a Michigan limited liability company; the estate of Frank Darden; Lucy Darden; Anne Darden Self; Glenn Darden; and Thomas Darden and their respective designees, heirs, and estates.

     "Debt" means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers' acceptances, debentures, notes or other similar instruments;
(b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments in an aggregate amount in excess of $4,000,000; (c) all accounts payable and all accrued expenses, liabilities or other obligations of such Person (other than expenses and liabilities under FAS 143) to pay the deferred purchase price of Property or services other than accounts payable, accrued expenses, liabilities or other obligations incurred in the ordinary course of business and in accordance with customary trade terms and which have not been outstanding for more than ninety (90) days past the invoice date or date of creation; (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases;
(f) all Debt (as defined in the other clauses of this definition) of others secured by a Lien on any Property of such Person, whether or not such Debt is assumed by such Person; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to

                                   Schedule B
                                     Page 4
the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others;
(i) obligations for future delivery of commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business; (j) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person under "take-or-pay" or other similar contracts; (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.

     "Default" means an Event of Default or an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     "Default Rate" means (i) with respect to any Fixed Rate Note, a rate of interest equal to 9.50% per annum and (ii) with respect to any Floating Rate Note, a rate of interest equal to the then applicable Adjusted LIBO Rate plus the Applicable Margin plus 2%.

     "Disclosure Schedule" means Schedule C hereto.

     "Disqualified Capital Stock" means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the Maturity Date.

     "Domestic Subsidiary" means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

     "EBITDAX" means, for any period, Consolidated Net Income for such period, plus each of the following determined for the Company and its Subsidiaries for such period: (a) any provision for (or less any benefit from) income or franchise taxes included in determining Consolidated Net Income; (b) interest expense or charges deducted in determining Consolidated Net Income; (c) depreciation, depletion, accretion and amortization expense deducted in determining Consolidated Net Income; (d) other noncash charges deducted in determining Consolidated Net Income to the extent not already included in clauses (b) and (c) of this definition; and (e) costs and expenses for seismic, geological, and geophysical services

                                   Schedule B
                                     Page 5
performed in the course of oil and gas exploration, to the extent deducted in determining Consolidated Net Income; minus all noncash income added to Consolidated Net Income.

     "Eligible Hedging Contract" means any present or future Hedging Contract between the Company or any Subsidiary of the Company and any Bank or any Affiliate (as defined in the Bank Credit Agreement) of any Bank. For the avoidance of doubt, a Hedging Contract ceases to be an Eligible Hedging Contract if the Person that is the counterparty to the Company under a Hedging Contract ceases to be a Bank under the Bank Credit Agreement (or, in the case of an affiliate of a Bank, the Person affiliated therewith ceases to be a Bank under the Bank Credit Agreement.

     "Eligible Mortgaged Properties" means, collectively, those Properties (a) which are owned by the Company or a Subsidiary of the Company and mortgaged to the Collateral Agent under a Mortgage, and (b) for which the Collateral Agent has received title opinions and other title information concerning such Properties in form, substance and authorship satisfactory to the Collateral Agent.

     "Enforcement Action" means, with respect to any Subordinated Obligations: any enforcement or foreclosure of Liens granted by the Company or any Subsidiary of the Company to secure any or all of such Subordinated Obligations, any enforcement or foreclosure of Liens on any capital stock or other equity interests in the Company or any Subsidiary of the Company which may be granted by the Company or its Subsidiaries or any holder of equity in the Company to secure any or all of such Subordinated Obligations, or any other efforts to collect proceeds from the Company's or any of its Subsidiary's assets or properties (including proceeds of production) to satisfy the Subordinated Obligations, including, without limitation, the commencement, or the joining with any other creditor of the Company or any Subsidiary of the Company in the commencement of any Insolvency Proceeding against the Company or any Subsidiary of the Company; provided, that none of the following shall constitute an Enforcement Action: (a) acceleration of any of the Subordinated Obligations following acceleration of any of the Senior Indebtedness (provided that such acceleration of Senior Indebtedness has not previously been rescinded), (b) acceleration of any of the Senior Indebtedness following acceleration of any of the Subordinated Obligations (provided that such acceleration of the Subordinated Obligations has not previously been rescinded), (c) actions by any Holder to obtain possession of or receive Reorganization Securities, or (d) taking any action described above during the existence of any Insolvency Proceeding subject to the jurisdiction of a court of competent authority.

     "Engineering Reports" means the Initial Engineering Reports and each engineering report hereafter delivered by the Company pursuant to Section 8.1(c)(i) or Section 8.1(c)(ii), provided that each such report hereafter delivered must (a) separately report on Proved Developed Producing Reserves, Proved Developed Nonproducing Reserves and Proved Undeveloped Reserves and separately calculate the NPV of each such category of Proved Reserves for the Company's interest, (b) use a 9% discount rate and a price deck for each calendar year evaluated equal to (i) for natural gas, the quotation for deliveries of natural gas for each such year from the New York Mercantile Exchange for Henry Hub, provided that (A) if such quotation is greater than $3.50 per mcf, the price shall be capped at $3.50 per mcf and (B) with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be

                                   Schedule B
                                     Page 6
applied and (ii) for crude oil, the quotation for deliveries of crude oil for each such calendar year from the New York Mercantile Exchange for Cushing, Oklahoma, provided that (A) if such quotation is greater than $21 per barrel, the price shall be capped at $21 per barrel and (B) with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied, (c) further adjust the cash-flows derived from the pricing assumptions set forth in clause (b) above to account for the historical basis differentials for each month during the preceding 12-month period calculated by comparing realized crude oil and natural gas prices to Cushing, Oklahoma and Henry Hub NYMEX prices for each month during such period,
(d) take into account the Company's actual experiences with leasehold operating expenses and other costs in determining projected leasehold operating expenses and other costs, (e) identify and take into account any "over-produced" or "under-produced" status under gas balancing arrangements, (f) contain information and analysis comparable in scope to that contained in the Initial Engineering Report, and (g) otherwise be in form and substance reasonably satisfactory to the Super-majority Purchasers.

     "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     "ERISA Event" has the meaning assigned such term in Section 8.1(o).

     "Event of Default" is defined in Section 10.1.

     "Excluded Accounts" means, collectively, all accounts receivable or other Liabilities which are owed to the Company by any Related Party other than those which arise in the ordinary course of business as a result of sales of goods to, or rendering of services to, any such Related Party who has the ability to pay, and is expected to pay, the same.

     "Existing Section 29 Documents" means each of the following documents, instruments and agreements (as the same may have been amended, modified, extended or supplemented):

          (a) Assignment, dated as of December 1, 1997, by and between Mercury, as assignor, and MA Gas LLC ("MAG"), as assignee, and recorded in the county records of

                                   Schedule B
                                     Page 7

     (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1232,
     (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 01, (iii) Montmorency County, Michigan, December 22, 1997, under Liber 405, Page 01, and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 579;

          (b) Assignment by and between Mercury, as assignor, and the Company, as assignee, and recorded in the county records of (i) Antrim County, Michigan, April 15, 1998, under Liber 485, Page 1046, and Liber 485, Page 1087, (ii) Crawford County, Michigan, April 15, 1998, under Liber 451, Page 251, (iii) Montmorency County, Michigan, April 15, 1998, under Liber 408, Page 0008, and (iv) Otsego County, Michigan, April 15, 1998, under Liber 675, Page 217;

          (c) Partial Assignment of Reversionary Interest, dated effective as of December 1, 1997, by and between the Company, as assignor, and MAG, as assignee, and recorded in the county records of Antrim, Crawford, Montmorency and Otsego Counties, Michigan;

          (d) Conveyance of Production Payment, dated as of December 1, 1997, by and between MAO, as assignor, and Mercury, as assignee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1273, (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 42, (iii) Montmorency County, Michigan, December 22, 1997, under Liber 405, Page 42, and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 620;

          (e) Amendment to Conveyance of Production Payment, dated effective as of December 1, 1997, by and between MAO, as assignor, and the Company, as assignee, and recorded in the county records of Antrim, Crawford, Montmorency and Otsego Counties, Michigan;

          (f) Second Amendment to Conveyance of Production Payment, dated effective as of March 1, 1997, by and between MAO and the Company, and recorded in the county records of Antrim, Crawford, Montmorency and Otsego Counties, Michigan;

          (g) Mortgage, dated as of December 1, 1997, by and between MAG, as mortgagor, and Mercury, as mortgagee, and recorded In the county records of
     (i) Antrim County, Michigan, December 23, 1997, under Liber 477, Page 1413,
     (ii) Crawford County, Michigan, December 23, 1997, under Liber 444, Page 182, (iii) Montmorency County, Michigan, December 22, 1997, under Liber 134, Page 528, and (iv) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 760;

          (h) Assignment, dated as of December 1, 1997 by and between MOP, as assignor, and MGP Gas L.L.C. ("MGPG"), as assignee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 1, and (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 802;

          (i) Partial Assignment of Reversionary Interest, dated effective as of December 1, 1997, by and between the Company, as assignor, and MGPG, as assignee, and recorded in the county records of Antrim and Otsego Counties, Michigan;

                                   Schedule B
                                     Page 8

          (j) Conveyance of Production Payment, dated as of December 1, 1997, by and between MGPG, as assignor, and MOP, as assignee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 9, and (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 810;

          (k) Amendment to Conveyance of Production Payment, dated effective as of December 1, 1997, by and between MGPG, as assignor, and the Company, as assignee, and recorded in the county records of Antrim and Otsego Counties, Michigan;

          (l) Mortgage, dated as of December 1, 1997, by and between MGPG, as mortgagor, and MGP, as mortgagee, and recorded in the county records of (i) Antrim County, Michigan, December 23, 1997, under Liber 478, Page 37, and
     (ii) Otsego County, Michigan, December 22, 1997, under Liber 662, Page 838;

          (m) Purchase and Sale Agreement, dated as of December 1, 1997, by and between Mercury, as Seller, and MAG, as buyer;

          (n) Amendment of Purchase and Sale Agreement, dated effective as of December 1, 1997, by and among Mercury, the Company and MAO;

          (o) Second Amendment to Purchase Agreement, dated as of March 31, 2000, by and between the Company and MAO;

          (p) Credit Payment Note, dated December 1, 1997, executed by MAO, as maker, payable to the order of Mercury, as payee;

          (q) Amended and Restated Credit Payment Note, dated as of December 1, 1997, executed by MAO, as maker, payable to the order of the Company, as payee;

          (r) Fixed Payment Note, dated December 1, 1997, executed by MAO, as maker, payable to the order of Mercury, as payee, in the original principal amount of $5,092,721;

          (s) Amended and Restated Fixed Payment Note, dated as of December 1, 1997, executed by MAO, as maker, payable to the order of the Company, as payee;

          (t) Assignment of Enforcement Rights, dated effective December 1, 1997, by and between MAO and Mercury, and acknowledged and consented to by State Street and Antrim Corporation;

          (u) Management Agreement, dated as of December 1, 1997, by and between MAO and Mercury, as manager;

          (v) Purchase and Sale Agreement, dated as of December 1, 1997, by and between MGP, as seller, and MOPO, as buyer;

          (w) Credit Payment Note, dated December 1, 1997, executed by MGPG, as maker, payable to the order of MOP, as payee;

                                   Schedule B
                                     Page 9

          (x) Fixed Payment Note, dated December 1, 1997, executed by MGPO, as maker, payable to the order of MOP, as payee, in the original principal amount of $2,017,373;

          (y) Assignment of Enforcement Rights, dated effective December 1, 1997, by and between MGPG and MOP, and acknowledged and consented to by State Street and Antrim Corporation; and

          (z) Management Agreement, dated as of December 1, 1997, by and between MOPO and MOP, as manager.

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rate on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Collateral Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Company.

     "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30, or December 31 of any year.

     "Fiscal Year" means a twelve-month period ending on December 31 of any year.

     "Fixed Rate Notes" is defined in Section 1.1.

     "Floating Rate Notes" is defined in Section 1.1.

     "Foreign Subsidiary" means any Subsidiary that is not a Domestic
Subsidiary.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Company, any Subsidiary, any of their Properties, the Collateral Agent or any Purchaser.

     "Governmental Requirement" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereafter in effect,

                                   Schedule B
                                     Page 10
including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions, by "comfort letter" or other similar undertaking of support or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantor" means each Wholly-Owned Subsidiary of the Company (whether now in existence or hereafter arising) or any Person who has guaranteed some or all of the Company's obligations to repay the Notes and who has been accepted by the Collateral Agent as a Guarantor.

     "Guaranty Agreement" means an agreement executed by each Guarantor in substantially the form of Exhibit 6 unconditionally guarantying on a joint and several basis with each other Guarantor, payment of the Obligations, as the same may be amended, modified or supplemented from time to time.

     "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

     "Hedging Contract" means (a) any agreement, instrument, arrangement or schedule or supplement thereto with respect to any commodity, interest rate, currency or other swap, cap, collar, forward, future or derivative transaction or option or similar agreement, whether exchange traded, "over-the-counter" or otherwise, pursuant to which a Person hedges risks related to commodity prices, interest rates, currency exchange rates, securities prices or similar market conditions, or involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions,
(b) any other derivative agreement or similar agreement or arrangement, and (c) any sales contract, purchase contract, exchange contract, or other contract or arrangement which obligates the Company or a Subsidiary to pay or suffer penalties or damages for failure to purchase, sell or deliver specified quantities of Hydrocarbons (excluding only normal imbalance penalties imposed by pipelines for failure to meet monthly nominations made in the ordinary course of business).

     "Holder" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 11.1.

                                   Schedule B
                                     Page 11

     "Hydrocarbon Interests" means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

     "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

     "Initial Engineering Reports" means (a) the engineering report concerning Oil and Gas Properties of the Company as of January 1, 2003, and (b) the reserve engineering report concerning Oil and Gas Properties of Terra as of January 1, 2003, each of which was prepared by either Schlumberger Holditch - Reservoir Technologies Consulting Services or Netherland, Sewell & Associates, Inc.

     "Initial Financial Statements" means the audited annual Consolidated financial statements of the Company dated as of December 31, 2002.

     "Insolvency Proceeding" shall mean (a) any voluntary or involuntary case, action, or proceeding before any court or other governmental authority having jurisdiction over the applicable Person or its assets relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up, or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case whether undertaken under U.S. Federal (including the Bankruptcy Code), State, or foreign law.

     "Institutional Investor" means (a) any original Purchaser of a Note, (b) any Holder holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

     "Insurance Schedule" means Schedule E hereto.

     "Interest Period" means with respect to any Floating Rate Note, the period commencing, initially, on the date of issuance of such Note, and thereafter on the last day of each Interest Period, and ending, initially on September 30, 2003, and thereafter on December 31, March 31, June 30 and September 30 of each year; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Floating Rate Note that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

     "Interim Redetermination" is defined in Section 9.1(q)(iii).

                                   Schedule B
                                     Page 12

     "Interim Redetermination Date" means the date on which the Adjusted Total NPV that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 9.1(q)(vi).

     "Investment" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale) or any capital contribution to any other Person; (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business) or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

     "Lender" means a "Lender" under the Bank Credit Agreement.

     "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

     "LIBO Rate" means, with respect to any Floating Rate Note for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Collateral Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Floating Rate Note for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Collateral Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For the purposes of this Agreement, the Company and its Subsidiaries shall be deemed to own subject to a Lien any Property which is acquired or held subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such Property.

                                   Schedule B
                                     Page 13

     "Majority Purchasers" means Purchasers whose aggregate Percentage Shares equal or exceed sixty-six and two thirds percent (66 2/3%).

     "Make-Whole Amount" is defined in Section 7.9.

     "Mariner" means Mariner Gas LLC, a Massachusetts limited liability company.

     "Mariner Section 29 Documents" means each of the following documents, instruments and agreements (as the same may have been amended, modified, extended or supplemented):

          (a) Assignment, dated effective as of April 1, 2000, by and between the Company, as assignor, and Mariner, as assignee, and recorded in the county records of (i) Antrim County, Michigan, (ii) Crawford County, Michigan, (iii) Montmorency County, Michigan, and (iv) Otsego County, Michigan;

          (b) Conveyance of Production Payment, dated as of March 31, 2000, by and between Mariner, as assignor, and the Company, as assignee, and recorded in the county records of (i) Antrim County, (ii) Crawford County, Michigan, (iii) Montmorency County, Michigan, and (iv) Otsego County, Michigan;

          (c) Mortgage, dated as of March 31, 2000, by and between Mariner, as mortgagor, and the Company, as mortgagee, and recorded in the county records of (i) Antrim County, Michigan, (ii) Crawford County, Michigan,
     (iii) Montmorency County, Michigan, and (iv) Otsego County, Michigan;

          (d) Purchase and Sale Agreement, dated as of March 31, 2000, by and between the Company, as Seller, and Mariner, as buyer;

          (e) Fixed Payment Note, dated April 1, 2000, executed by Mariner, as maker, payable to the order of the Company, as payee, in the original principal amount of $22,803,169;

          (f) Assignment of Enforcement Rights, dated effective March 31, 2000, by and between Mariner and the Company, and acknowledged and consented to by State Street;

          (g) Management Agreement, dated as of March 31, 2000, by and between Mariner and the Company, as manager; and

          (h) Intercreditor Agreement, dated as of March 31, 2000, by and among Agent Bank, the Collateral Agent and Mariner.

     "Mariner Section 29 Sale" means the purchase by Mariner of 99.5% of (i) the interests to be acquired by the Company from CMS pursuant to the Purchase and Sale Agreement, and (ii) the interests owned by Terra, in each case in Devonian shale gas production from certain gas wells located in Michigan and described in the Mariner Section 29 Documents, together with certain other rights and interests described in, and all pursuant to the terms and conditions

                                   Schedule B
                                     Page 14
contained in, the Mariner Section 29 Documents, which sale shall be on terms and conditions acceptable to Purchasers.

     "Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, prospects or Properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Subsidiary to timely perform its obligations under this Agreement or any other Transaction Document, (c) the validity or enforceability of this Agreement or any other Transaction Document, (d) the rights and remedies of or benefits available to the Collateral Agent or any Purchaser under any Transaction Document or (e) the value of the Collateral, as a whole. To say that a situation or event "could reasonably be expected to have a Material Adverse Effect" means that such situation or event has more than a remote probability of having or causing a Material Adverse Effect.

     "Material Indebtedness" means Debt (other than the Notes), or obligations in respect of one or more Hedging Contracts, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $250,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Contract were terminated at such time.

     "Maturity Date" means December 31, 2006.

     "Mercury" means Mercury Exploration Company, a Texas corporation.

     "Mercury Subordinated Debt" means all Debt of the Company evidenced by the Mercury Subordinated Note.

     "Mercury Subordinated Note" means that certain promissory note dated as of January 5, 2001, in the original principal amount of $3,200,000 with an outstanding amount of $1,760,000 as of the Closing, executed by the Company in favor of Mercury.

     "MGP" means Michigan Gas Partners, Limited Partnership, formerly a Texas limited partnership prior to its merger with and into the Company.

     "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

     "Mortgage" means each deed of trust or mortgage now or hereafter given by the Company or any of its Subsidiaries to the Collateral Agent (or any trustee acting on behalf of the Purchasers or the Collateral Agent) to secure the Notes.

     "Mortgaged Property" means any Property owned by the Company or any Guarantor which is subject to the Liens existing and to exist under the terms of the Security Documents.

     "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 400l(a)(3) of ERISA).

                                   Schedule B
                                     Page 15

     "New Adjusted Total NPV Notice" is defined in Section 9.1(q)(vi).

     "Non-Payment Blockage Period" means, with respect to any Non-Payment Default, the period from and including the date of receipt by the Holders or their collateral agent or other representative of a Non-Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Indebtedness have been paid in full in cash, all commitments of any holder of Senior Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by any holder of Senior Indebtedness have expired, terminated or fully collateralized in cash, (b) the 179th day after receipt of such Non-Payment Default Notice, (c) the date on which the Non-Payment Default which is the subject of such Non-Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Indebtedness or an agent or representative on their behalf, cured, or ceased to exist, or (d) the date upon which the Person(s) giving such Non-Payment Default Notice notify the Holders or their collateral agent or other representative in writing of the termination of such Non-Payment Blockage Period.

     "Non-Payment Default" means the occurrence of any event under any agreement evidencing Senior Indebtedness, not constituting a Payment Default, which gives the holder(s) of such Senior Indebtedness, or an agent or representative acting on behalf of such holder(s), the right to cause the maturity of such Senior Indebtedness to be accelerated immediately without any further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period.

     "Non-Payment Default Notice" means a written notice from or on behalf of the Senior Indebtedness Representative that a Non-Payment Default has occurred and is continuing which identifies such Non-Payment Default and specifically designates such notice as a "Non-Payment Default Notice".

     "Notes" is defined in Section 1.1.

     "NPV" means, with respect to any Proved Reserves expected to be produced from any Oil and Gas Properties, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Company's and its Subsidiaries' collective interests in such reserves during the remaining expected economic lives of such reserves. NPV means, with respect to the Company's and its Subsidiaries' separate interests in such Proved Reserves, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to such separate interests in such reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the then existing standards of the Society of Petroleum Engineers, provided that in any event (a) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (b) appropriate adjustments shall be made for hedging operations, provided that Hedging Contracts with non-investment grade counterparties shall not be taken into account to the extent that such Hedging Contracts improve the position of or otherwise benefit the Company or any of its Subsidiaries, (c) the pricing assumptions used in determining NPV for any particular reserves shall be based upon the following price decks: (i) for natural gas, the quotation for deliveries of natural gas for each such year from the New York Mercantile Exchange for Henry

                                   Schedule B
                                     Page 16

Hub, provided that (A) if such quotation is greater than $3.50 per mcf, the price shall be capped at $3.50 per mcf and (B) with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied and (ii) for crude oil, the quotation for deliveries of crude oil for each such calendar year from the New York Mercantile Exchange for Cushing, Oklahoma, provided that (A) if such quotation is greater than $21 per barrel, the price shall be capped at $21 per barrel and (B) with respect to quotations for calendar years after the fifth calendar year, the quotation for the fifth calendar year shall be applied and (d) the cash-flows derived from the pricing assumptions set forth in clause (b) above shall be further adjusted to account for the historical basis differentials for each month during the preceding 12-month period calculated by comparing realized crude oil and natural gas prices to Cushing, Oklahoma and Henry Hub NYMEX prices for each month during such period.

     "Obligations" means (a) all Liabilities from time to time owing by the Company or any Subsidiary of the Company to any Purchaser or to the Collateral Agent under or pursuant to any of the Transaction Documents and (b) all renewals, extensions and/or rearrangements of any of the above. "Obligation" means any part of the Obligations.

     "Oil and Gas Properties" means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests;
(e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

     "OPA" means the Oil Pollution Act of 1990, as amended.

     "Payment Blockage Period" means, with respect to any Payment Default or Senior Indebtedness Acceleration, the period from and including the date of receipt by the Holders or

                                   Schedule B
                                     Page 17
their collateral agent or other representative of a Payment Default Notice relating thereto until the first to occur of (a) the date upon which the Senior Indebtedness have been paid in full in cash, all commitments of any holder of Senior Indebtedness to make loans or extensions of credit have terminated, and all letters of credit issued by any holder of Senior Indebtedness have expired, terminated or fully collateralized in cash, (b) if such Payment Default Notice relates to a Payment Default, the date on which the Payment Default which is the subject of such Payment Default Notice has been waived in writing by the applicable holder or holders of the Senior Indebtedness or an agent or representative on their behalf, cured or ceased to exist, or if such Payment Default Notice relates to a Senior Indebtedness Acceleration, the date on which such acceleration is rescinded, annulled or ceased to exist, or (c) the day upon which the Person(s) giving such Payment Default Notice notify the Holders or their collateral agent or other representative in writing of the termination of such Payment Blockage Period.

     "Payment Default" means a default by the Company in the payment of any amount owing with respect to the Senior Indebtedness, whether with respect to principal, interest, premium, letter of credit reimbursement obligations, commitment fees or letter of credit fees or otherwise when the same becomes due and payable, whether at maturity or at a date fixed for payment of an installment or prepayment or by declaration or acceleration or otherwise.

     "Payment Default Notice" means a written notice from or on behalf of the Senior Indebtedness Representative that either (i) a Payment Default with respect to such Senior Indebtedness has occurred and is continuing, or (ii) a Senior Indebtedness Acceleration with respect to such Senior Indebtedness has occurred and is continuing.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "PDNP NPV" means the NPV of the Proved Developed Nonproducing Reserves of the Company and its Subsidiaries as described in the most recently delivered Engineering Report.

     "PDP NPV" means the NPV of Proved Developed Producing Reserves of the Company and its Subsidiaries as described in the most recently delivered Engineering Report.

     "Percentage Share" means with respect to any Purchaser (other than the Company or any Affiliate of the Company that may at any time be the Holder of a
Note) the percentage obtained by dividing (a) the sum of the unpaid principal balance of such Purchaser's Notes at the time in question by (b) the sum of the aggregate unpaid principal balance of all Notes at such time (other than Notes directly or indirectly owned by the Company or any of its Affiliates).

     "Permitted Foreign Subsidiaries" means MGV Energy Inc., an Alberta corporation, and any other Foreign Subsidiary consented to in writing as such by the Majority Purchasers from time to time.

     "Permitted Investments" means:

          (a) Investments reflected in the Initial Financial Statements or which are disclosed to the Purchasers in the Disclosure Schedule.

                                   Schedule B
                                     Page 18

          (b) accounts receivable arising in the ordinary course of business.

          (c) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof.

          (d) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by S&P or Moody's.

          (e) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Purchaser or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company's most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody's, respectively.

          (f) deposits in money market funds investing exclusively in Investments described in clauses (c), (d) and (e) of this definition.

          (g) Investments (i) in or to the Company or any Guarantor, and (ii) in or to other Persons in an aggregate amount at any one time outstanding not to exceed $10,000,000.

          (h) Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America or Canada.

          (i) Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this definition of "Permitted Investments" owing to the Company or any Subsidiary as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Company or any of its Subsidiaries; provided that the Company shall give the Collateral Agent prompt written notice in the event that the aggregate amount of all investments held at any one time under this clause
     (i) exceeds $500,000.

     "Permitted Liens" means:

          (a) statutory Liens for taxes, assessments or other governmental charges or levies which are not yet delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

          (b) landlords', operators', carriers', warehousemen's, repairmen's, mechanics' and materialmen's Liens which do not secure Debt, in each case only to the extent arising

                                   Schedule B
                                     Page 19
     in the ordinary course of business and only to the extent securing obligations which are not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP;

          (c) Liens under the Security Documents or under the Bank Documents;

          (d) with respect only to Property subject to any particular Security Document, Liens burdening such Property which are expressly allowed by such Security Document;

          (e) minor defects and irregularities in title to any Property, so long as such defects and irregularities neither secure Debt nor materially impair the value of such Property or the use of such Property for the purposes for which such Property is held;

          (f) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature (excluding appeal bonds and Debt) incurred in the ordinary course of business;

          (g) easements, zoning restrictions, or other charges or restrictions on the use of real Property which do not materially impair the use of the Property by the Company or its Subsidiaries in the conduct of its operations or business; and

          (h) Liens under the Section 29 Documents.

     provided that Liens described in clauses (a) and (b) shall remain "Permitted Liens" only for so long as no action to enforce such Lien has been commenced and no intention to subordinate the second-priority Lien granted in favor of the Collateral Agent and the Purchasers is to be hereby implied or expressed by the permitted existence of such Permitted Liens.

     "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     "Pledge Agreement" means an agreement executed by the Company or a Subsidiary in substantially the form of Exhibit 7 pursuant to which the Company or such Subsidiary pledges Equity Interests as required by Section 8.2(c), as the same may be amended, modified or supplemented from time to time.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                                   Schedule B
                                     Page 20

     "Production Proceeds" has the meaning assigned such term in Section 8.5.

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

     "Proposed Adjusted Total NPV" is defined in Section 9.1(q)(iii).

     "Proposed Adjusted Total NPV Notice" is defined in Section 9.1(q)(iv).

     "Proposed Prepayment Date" is defined in Section 7.10(c).

     "Proved Reserves" means "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves (in this paragraph, the "Definitions") promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. "Proved Developed Producing Reserves" means Proved Reserves which are categorized as both "Developed" and "Producing" in the Definitions, "Proved Developed Nonproducing Reserves" means Proved Reserves which are categorized as both "Developed" and "Nonproducing" in the Definitions, and "Proved Undeveloped Reserves" means Proved Reserves which are categorized as "Undeveloped" in the Definitions.

     "PUD NPV" means the NPV of any Proved Undeveloped Reserves of the Company and its Subsidiaries as described in the most recently delivered Engineering Report.

     "Purchaser" means each Person that originally purchases a Note hereunder and each of its successors and assigns (other than the Company or any Affiliate of the Company) as Holder of a Note.

     "QPAM" has the meaning assigned such term in Section 6.4.

     "QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Quarterly Payment Date" means the next to last Business Day in each Fiscal Quarter.

     "Redemption" means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance (or the segregation of funds with respect to any of the foregoing) of such Debt. "Redeem" has the correlative meaning thereto.

     "Regulation D" means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

     "Remedial Work" is defined in Section 8.1(m).

                                   Schedule B
                                     Page 21

     "Reorganization Securities" means (a) debt securities that are issued pursuant to an Insolvency Proceeding the payment of which is subordinate and junior at least to the extent provided in this Article XVI to the payment of the Senior Indebtedness outstanding at the time of the issuance thereof (including any refinancing of Senior Indebtedness pursuant to an Insolvency Proceeding) and to the payment of all debt securities issued in exchange for such Senior Indebtedness in such Insolvency Proceeding (whether such subordination is effected by the terms of such securities, an order or decree issued in such Insolvency Proceeding, by agreement of the Holders or otherwise), or (b) equity securities that are issued pursuant to an Insolvency Proceeding; provided, in either case, that such securities are authorized by an order or decree made by a court of competent jurisdiction in such Insolvency Proceeding.

     "Reports" is defined in Section 9.1(q)(iii).

     "Required Banks" means Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding Senior Indebtedness, or if no principal amount of Loans or Letter of Credit Exposure (as such terms are defined in the Bank Credit Agreement) is then outstanding, Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment (as such term is defined in the Bank Credit Agreement).

     "Responsible Officer" means, as to any Person, the Chief Executive Officer, the President, any Financial Officer or any Vice President of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Company.

     "Scheduled Payment" is defined in Section 16.2.

     "Scheduled Payment Date" is defined in Section 16.2.

     "Scheduled Redetermination" is defined in Section 9.1(q)(iii).

     "Scheduled Redetermination Date" means the date on which the Adjusted Total NPV that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 9.1(q)(vi).

     "Section 29 Documents" means, collectively, the Existing Section 29 Documents and the Mariner Section 29 Documents.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Security Documents" means the instruments listed in the Security Schedule, including, without limitation, each Guaranty Agreement, each Pledge Agreement and all other Mortgages, security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements, instruments or certificates now, heretofore, or hereafter delivered by any Person to or for the benefit of the Collateral Agent or all of the Purchasers in connection with, or as security for or to guarantee the payment or performance of, the Obligations, the Notes, this Agreement or any other Transaction Document or the transactions contemplated thereby, as such instruments, agreements, certificates and documents may be amended, modified, supplemented or restated from time to time.

                                   Schedule B
                                     Page 22

     "Security Schedule" means Schedule D hereto.

     "Senior Guarantor" means any Person that guarantees the Senior
Indebtedness.

     "Senior Indebtedness" means and includes (a) all principal indebtedness for loans now outstanding or hereafter incurred, and all letter of credit reimbursement obligations now existing or hereafter arising, under the Bank Credit Agreement, provided that the aggregate outstanding principal amount of Senior Indebtedness under this clause (a) shall not exceed $300,000,000 at any time, and provided further, that if the aggregate principal amount of Senior Indebtedness (constituting principal and Letter of Credit reimbursement obligations) shall exceed $300,000,000, then the subordination of the Notes as contemplated by ARTICLE XVI to the Senior Indebtedness of $300,000,000 or less shall not be impaired, (b) all amounts now or hereafter owing to any of the Banks or any of their Affiliates under any Eligible Hedging Contract, (c) all interest accruing on the Senior Indebtedness described in the preceding clauses
(a) and (b), and (d) all other monetary obligations (whether now outstanding or hereafter incurred) for which the Company or any Senior Guarantor is responsible or liable as obligor, guarantor or otherwise under or pursuant to any of the Bank Documents including, without limitation, all fees, premiums, penalties, yield protections, breakage costs, damages, indemnification obligations, reimbursement obligations, and expenses (including, without limitation, fees and expenses of counsel to the Senior Indebtedness Representative and the Banks) together with interest on the foregoing to the extent provided for in the Bank Documents. The interest described in the preceding clause (c) and the premiums and penalties described in the preceding clause (d) include, without limitation, all interest accruing after the commencement of any Insolvency Proceeding under the terms of the Bank Documents whether or not such interest constitutes an allowed claim in any such Insolvency Proceeding.

     "Senior Indebtedness Acceleration" means with respect to the Senior Indebtedness that the holder or holders of such Senior Indebtedness, or an agent or representative on behalf of such holder or holders, have caused the maturity of such Senior Indebtedness to be accelerated.

     "Senior Indebtedness Default" means a Payment Default or a Non-Payment Default.

     "Senior Indebtedness Representative" means (a) initially, Bank of America, N.A. or (b) such other Person selected by the holders of a majority of the Senior Indebtedness to replace the then Senior Indebtedness Representative.

     "Senior Mortgage Note Purchase Agreement" means the Note Purchase Agreement for the Second Mortgage Notes dated as of March 31, 2000 among the Company, TCW Asset Management Company, as Collateral Agent, and the purchasers party thereto.

     "Senior Mortgage Notes" means the Company's Second Mortgage Notes due March 30, 2009.

     "Source" has the meaning set forth in Section 6.2.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

                                   Schedule B
                                     Page 23

     "Standstill Period" means the period beginning with the commencement of a Blockage Period and ending on the earliest of (a) the date when the Senior Indebtedness Default giving rise to such Blockage Period has been cured or waived in writing, (b) the date of the repayment in full in cash of the Senior Indebtedness, (c) the date that is 90 days after the commencement of a Blockage Period, (d) the end of the Non-Payment Blockage Period applicable to such Senior Indebtedness Default, (e) the date on which the Senior Indebtedness shall have been declared due and payable prior to its stated maturity or any holder of Senior Indebtedness commences proceedings to collect any Senior Indebtedness or realize upon any material part of the collateral for any Senior Indebtedness and
(f) the date upon which any Insolvency Proceeding is commenced.

     "State Street" means State Street Bank and Trust Company, a Massachusetts trust company.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Collateral Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Floating Rate Notes shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Holder under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Obligations" means any and all indebtedness (whether for principal, interest, fees, Make-Whole Amount, indemnifications or otherwise, but not expenses) now or hereafter owing by the Company or any Subsidiary of the Company under or in connection with the Agreement, the Notes, any mortgage, guaranty or other security instrument given in connection therewith, and any letter agreement or other agreement providing for payment of fees in connection therewith.

     "Subsidiary" means any Person of which at least a majority of the outstanding Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors, manager or other governing body of such Person (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Company.

     "Super-majority Purchasers" means Purchasers whose aggregate Percentage Shares equal or exceed seventy five percent (75%).

                                   Schedule B
                                     Page 24

     "Synthetic Leases" means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of U.S. federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.

     "Termination Event" means (a) the occurrence with respect to any Plan of
(i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under
Section 4043(a) of ERISA, or (b) the withdrawal of the Company or any Affiliate of the Company from an Plan during a plan year in which it was a "substantial employer" as defined in Section 4001 (a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any Plan or the treatment of any Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

     "Terra" means Terra Energy Ltd., a Michigan corporation.

     "Total Debt" means all Debt of the Company and its Consolidated
Subsidiaries.

     "Total NPV" means, as of the date of any determination, the sum of PDP NPV, PDNP NPV, and PUD NPV as each has been most recently determined. No category of reserves other than Proved Reserves shall be taken into account in determining Total NPV and at least 70% of Total NPV must be comprised of PDP NPV.

     "Transaction Documents" means this Agreement, the Notes, the Security Documents, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets and commitment letters).

     "Wholly-Owned Subsidiary" means any Person of which all of the outstanding Equity Interests (other than any directors' qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Company or one or more of the Wholly-Owned Subsidiaries or by the Company and one or more of the Wholly-Owned Subsidiaries.

                                   Schedule B
                                     Page 25

                                                                      SCHEDULE C
                                                             DISCLOSURE SCHEDULE

Section references below correspond to the section designations in the Agreement.

1. Section 5.1(f)(i) (Litigation; Etc.):

2. Section 5.1(g) (Initial Financial Statements):

3. Section 5.1(h) (Other Debt, Obligations and Restrictions):

4. Section 5.1(j) (Full Disclosure):

5. Section 5.1(l) (Organization and Ownership of Shares of Subsidiaries; Jurisdiction of Organization):

6. Section 5.1(q) (Marketing of Production):

7. Section 5.1(x) (Hedging Contracts):

8. Definition of "Permitted Investments":

                                   Schedule C
                                     Page 1

                                                                      SCHEDULE D
                                                               SECURITY SCHEDULE

1. Mortgage, Assignment, Security Agreement, Fixture Filing, and Financing Statement dated of even date herewith by the Company in favor of the Collateral Agent.

2. UCC-1 Financing Statements naming the Company, as debtor, relating to item 1.

3. Mortgage and Security Agreement dated of even date herewith by Terra in favor of the Collateral Agent.

4. UCC- 1 Financing Statements naming Terra, as debtor, relating to item 3.

5. Pledge Agreement dated of even date herewith between the Company and the Collateral Agent (pledging interests in Terra Energy Ltd., a Michigan corporation, Mercury Michigan, Inc., a Michigan corporation, GTG Pipeline Corporation, a Virginia corporation, MGV Energy, Inc. an Alberta corporation, Beaver Creek Pipeline, L.L.C., a Michigan limited liability company, and Cinnabar Energy Services & Trading, LLC, a Michigan limited liability company).

6. UCC-1 Financing Statements naming the Company, as debtor, relating to item 5.

7. Pledge Agreement dated of even date herewith between Terra Energy Ltd. and the Collateral Agent (pledging interests in Energy Acquisition Operating Corporation, a Michigan corporation, Kristen Corporation, a Michigan corporation and Terra Pipeline Company, a Michigan corporation).

8. UCC-1 Financing Statements naming Terra Energy Ltd., as debtor, relating to item 7.

9. Pledge Agreement dated of even date herewith between Mercury Michigan, Inc. and the Collateral Agent (pledging interests in Beaver Creek Pipeline, L.L.C., a Michigan limited liability company, and Cinnabar Energy Services & Trading, LLC, a Michigan limited liability company).

10. UCC-1 Financing Statements naming Mercury Michigan, Inc., as debtor, relating to item 9.

11. Guaranty dated of even date herewith by each of the following in favor of the Collateral Agent and the Purchasers:

          Terra Energy Ltd., a Michigan corporation
          Energy Acquisition Operating Corporation, a Michigan corporation Kristen Corporation, a Michigan corporation
          Terra Pipeline Company, a Michigan corporation
          Mercury Michigan, Inc., a Michigan corporation
          GTG Pipeline Corporation, a Virginia corporation
          MGV Energy, Inc. an Alberta corporation

                                   Schedule D
                                     Page 1

          Beaver Creek Pipeline, L.L.C., a Michigan limited liability company Cinnabar Energy Services & Trading, LLC, a Michigan limited liability company

                                   Schedule D
                                     Page 2

                                                                      SCHEDULE E
                                                              INSURANCE SCHEDULE

Insurance Carrier          Coverage                         Policy Number
-----------------          --------                         -------------
Liberty Mutual Insurance   Worker's Compensation and        WC1-641-005100-13
                           Employers Liability

Liberty Mutual Insurance   General Liability                TB1-641-005100-033

Liberty Mutual Insurance   Automobile Liability             AS1-641-005100-033

AEGIS                      Umbrella                         X0702A1A03

Lexington Insurance Co.    Control of Well                  8751362

Kemper Insurance Co.       Property                         3AT591464-00

Kemper Insurance Co.       Boiler & Machinery               3AT691465-00

AEGIS                      Directors & Officers Liability   DO702A1A2

                                   Schedule E
                                     Page 1

                                                                       EXHIBIT 1

PAYMENT OF THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN ARTICLE XVI OF THE NOTE PURCHASE AGREEMENT DATED JUNE 27, 2003 BY AND AMONG QUICKSILVER RESOURCES, INC., BNP PARIBAS, AS COLLATERAL AGENT AND THE PURCHASERS PARTIES THERETO, BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS, THE PROVISIONS OF WHICH ARTICLE XVI OF SUCH NOTE PURCHASE AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE A VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

                   FIXED RATE SENIOR SUBORDINATED SECOND LIEN
                             MORTGAGE NOTE DUE 2006

                               New York, New York

No. [___]                                                                 [Date]
$[______]                                                   PPN [______________]

     FOR VALUE RECEIVED, the undersigned, Quicksilver Resources Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS on December 31, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.50% per annum from the date hereof, payable quarterly, on the next to last Business Day in the fiscal quarters ending on March 31, June 30, September 30 and December 31 in each year, commencing with the next to last Business Day in the fiscal quarter ending on September 30, 2003, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, if an Event of Default has occurred and is continuing, on the unpaid balance thereof and on any overdue payment of (including any overdue prepayment) principal, any overdue payment of interest and any overdue payment of Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), at a rate per annum equal to 9.50%. As used herein, "Business Day" means any day, other than Saturday or Sunday, on which commercial banks are open for business in New York, New York.

                                    Exhibit 1
                                     Page 1

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of BNP Paribas in New York, New York (presently located at 787 7th Avenue, Suite 300, New York, New York 10019) or at such other place as the holder hereof shall designate to the Company in writing.

     This Note is one of a series of Senior Subordinated Second Lien Mortgage Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of June 27, 2003 (as from time to time amended, the "Note Purchase Agreement"), among the Company, BNP Paribas, as collateral agent, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 17.11 of the Note Purchase Agreement and (ii) to have made the representations set forth in
ARTICLE VI of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     Notwithstanding any other provision of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Note Purchase Agreement which more fully set out the limitations on how interest accrues hereon.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief or other court proceedings, the Company and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal, interest and Make-Whole Amount payable hereunder.

                                    Exhibit 1
                                     Page 2

     The Company and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AS PROVIDED IN THE NOTE PURCHASE AGREEMENT.

                                       QUICKSILVER RESOURCES INC.


                                       By
                                          --------------------------------------
                                       Name:
                                       Title:

                                    Exhibit 1
                                     Page 3

                                                                       EXHIBIT 2

PAYMENT OF THIS INSTRUMENT SHALL, TO THE EXTENT SET FORTH IN ARTICLE XVI OF THE NOTE PURCHASE AGREEMENT DATED JUNE 27, 2003 BY AND AMONG QUICKSILVER RESOURCES, INC., BNP PARIBAS, AS COLLATERAL AGENT AND THE PURCHASERS PARTIES THERETO, BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS, THE PROVISIONS OF WHICH ARTICLE XVI OF SUCH NOTE PURCHASE AGREEMENT BEING INCORPORATED HEREIN AND BY THIS REFERENCE BEING MADE A PART HEREOF.

THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE A VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

                  FLOATING RATE SENIOR SUBORDINATED SECOND LIEN
                             MORTGAGE NOTE DUE 2006

                               New York, New York

No. [___]                                                                 [Date]
$[______]                                                   PPN [______________]

     FOR VALUE RECEIVED, the undersigned, Quicksilver Resources Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS on December 31, 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the Adjusted LIBO Rate plus the Applicable Margin (or at the Alternate Base Rate plus the Applicable Margin, as more particularly described in the Note Purchase Agreement referred to below) from the date hereof, payable quarterly, on the next to last Business Day in the fiscal quarters ending on March 31, June 30, September 30 and December 31 in each year, commencing with the next to last Business Day in the fiscal quarter ending on September 30, 2003, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, if an Event of Default has occurred and is continuing, on the unpaid balance thereof and on any overdue payment of (including any overdue prepayment) principal, and any overdue payment of interest, at a rate per annum equal to the Default Rate applicable to Floating Rate Notes. As used herein, "Business Day" means any day, other than Saturday or Sunday, on which commercial banks are open for business in New York, New York.

                                    Exhibit 2
                                     Page 1

     Payments of principal of and interest on this Note are to be made in lawful money of the United States of America at the principal office of BNP Paribas in New York, New York (presently located at 787 7th Avenue, Suite 300, New York, New York 10019) or at such other place as the holder hereof shall designate to the Company in writing.

     This Note is one of a series of Senior Subordinated Second Lien Mortgage Notes (herein called the "Notes") issued pursuant to the Note Purchase Agreement, dated as of June 27, 2003 (as from time to time amended, the "Note Purchase Agreement"), among the Company, BNP Paribas, as collateral agent, and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 17.11 of the Note Purchase Agreement and (ii) to have made the representations set forth in
ARTICLE VI of the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

     This Note is subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement. The holder of this Note is not entitled to the payment of any Make-Whole Amount (as defined in the Note Purchase Agreement) under any circumstances but is entitled to increased costs pursuant to Section
7.12 of the Note Purchase Agreement and breakage costs pursuant to Section 7.13 of the Note Purchase Agreement.

     Notwithstanding any other provision of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum amount of interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Note Purchase Agreement which more fully set out the limitations on how interest accrues hereon.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief or other court proceedings, the Company and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal, interest and

                                    Exhibit 2
                                     Page 2
increased costs pursuant to Section 7.12 of the Note Purchase Agreement and breakage costs pursuant to Section 7.13 of the Note Purchase Agreement payable hereunder.

     The Company and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AS PROVIDED IN THE NOTE PURCHASE AGREEMENT.

                                       QUICKSILVER RESOURCES INC.


                                       By
                                          --------------------------------------
                                       Name:
                                       Title:

                                    Exhibit 2
                                     Page 3

                                                                       EXHIBIT 3

                                     FORM OF
         OPINION OF COUNSEL FOR THE COLLATERAL AGENT AND THE PURCHASERS

                                    Exhibit 3
                                     Page 1

                                                                       EXHIBIT 4

                                     FORM OF
                        FUNDS DELIVERY INSTRUCTION LETTER

                              Company's Letterhead

[Names and Addresses of Purchasers]

                         Re: Funds Delivery Instruction

Ladies and Gentlemen:

          As contemplated by Section 4.1(t) of the Note Purchase Agreement, dated as of June 27, 2003, among BNP Paribas, as Collateral Agent, the undersigned and you (the "Agreement"), the undersigned hereby instructs you to deliver, on the date of closing, the proceeds of the Notes in the manner required by Section 3.1 of the Agreement to the undersigned's account identified below:

          Account Name:
          Account No.:
          Bank:
          Bank City & State:
          Bank ABA No.:
          Reference:

          This instruction has been executed and delivered by an authorized representative of the undersigned.

                                       Very truly yours,

                                       QUICKSILVER RESOURCES, INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    Exhibit 4
                                     Page 1

                                                                       EXHIBIT 5

                                     FORM OF
                             COMPLIANCE CERTIFICATE

     The undersigned hereby certifies that he/she is the [___] of Quicksilver Resources Inc., a Delaware corporation (the "Company"), and that as such her/she is authorized to execute this certificate on behalf of the Company. Reference is made to that certain Note Purchase Agreement dated as of June 27, 2003, (as the same may from time to time be amended, modified, supplemented or restated, the "Agreement"), by and among the Company, BNP Paribas, as collateral agent, and the Purchasers from time to time party thereto, which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

     This Certificate is furnished pursuant to [Section 4.1(g)/Section 8.1(b)(iv)] of the Agreement. Together herewith the Company is furnishing to the Purchasers the Company's [audited/unaudited] financial statements (the "Financial Statements") as of [___] (the "Reporting Date"). The undersigned, on behalf of the Company, hereby represents, warrants, and acknowledges to the Collateral Agent and to all Purchasers that:

          (a) The representations and warranties of the Company contained in
ARTICLE V of the Agreement and in the Transaction Documents and otherwise made in writing by or on behalf of the Company pursuant to the Agreement and the Transaction Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties continue to be true and correct as of such earlier date, or the Majority Purchasers have expressly consented in writing to the contrary;

          (b) The Company has performed and complied with all agreements and conditions contained in the Agreement and in the Transaction Documents required to be performed or complied with by it prior to or at the time of delivery hereof [or specify default and describe];

          (c) Since December 31, 2002, no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect [or specify event];

          (d) The Financial Statements fairly present, in accordance with GAAP and in all material respects, the matters set forth therein and satisfy the requirements of the Agreement;

          (e) Attached hereto is a schedule of calculations showing the Company's compliance as of the Reporting Date with the requirements of Section 9.1(h), Section 9.1(q), Section 9.1(r) and Section 9.1(s) of the Agreement [and non-compliance as of such date with the requirements of Section(s) [___] of the Agreement]; and

                                    Exhibit 5
                                     Page 1

          (f) On the Reporting Date the Company was, and on the date hereof the Company is, in full compliance with the disclosure requirements of Section 8.1(e) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument or existed during the period covered hereby [except for Default(s) under Section(s) [____] of the Agreement, which [is/are] more fully described on a schedule attached hereto][if any such Default existed or exists, specify the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto].

     The officer of the Company signing this instrument hereby certifies that he/she has reviewed the Transaction Documents and the Financial Statements and the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements being furnished hereunder to the date hereof and has otherwise undertaken such inquiry as is in his/her opinion necessary to enable him/her to express an informed opinion with respect to the above representations, warranties and acknowledgments of the Company.

     IN WITNESS WHEREOF, this instrument is executed as of [_________], 200[__].

                                       QUICKSILVER RESOURCES INC.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    Exhibit 5
                                     Page 2

                                                                       EXHIBIT 6

                                     FORM OF
                               GUARANTY AGREEMENT

                                    Exhibit 6
                                     Page 1

                                                                       EXHIBIT 7

                                     FORM OF
                                PLEDGE AGREEMENT

                                    Exhibit 7
                                     Page 1